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                                                                     EXHIBIT 2.5

                                                                  EXECUTION COPY






                  AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS


                                 BY AND BETWEEN


                            LUCENT TECHNOLOGIES INC.


                                    AS SELLER



                                       AND



                               TYCO GROUP S.A.R.L.


                                    AS BUYER





                          DATED AS OF NOVEMBER 13, 2000



                        LUCENT TECHNOLOGIES PROPRIETARY
                      USE PURSUANT TO COMPANY INSTRUCTIONS


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                                TABLE OF CONTENTS
                                                                            PAGE

1.    Definitions.......................................................2
      1.1   Defined Terms...............................................2
      1.2   Other Definitional and Interpretive Matters.................10

2.    Purchase and Sale of the Business.................................11
      2.1   Purchase and Sale of Assets.................................11
      2.2   Excluded Assets.............................................12
      2.3   Purchase Price..............................................14
      2.4   Assumed Liabilities.........................................15
      2.5   Excluded Liabilities........................................16
      2.6   Further Assurances; Further Conveyances and
            Assumptions; Consent of Third Parties.......................16
      2.7   No Licenses.................................................18
      2.8   Bulk Sales Law..............................................18
      2.9   Taxes.......................................................18
      2.10  Buyer Designee..............................................19

3.    Representations and Warranties of Seller..........................19
      3.1   Organization and Qualification..............................19
      3.2   Subsidiaries................................................19
      3.3   Authorization; Binding Effect...............................20
      3.4   Non-Contravention; Consents.................................20
      3.5   Title to Property; Principal Equipment; Sufficiency
            of Assets...................................................21
      3.6   Permits, Licenses...........................................21
      3.7   Real Estate.................................................22
      3.8   Compliance With Laws; Litigation............................22
      3.9   Business Employees..........................................23
      3.10  Contracts...................................................24
      3.11  Environmental Matters.......................................24
      3.12  Financial Statement; Absence of Changes.....................25
      3.13  Intellectual Property.......................................26
      3.14  Brokers.....................................................27
      3.15  Taxes.......................................................27
      3.16  Product Liability and Recalls...............................27
      3.17  Product Warranty............................................27
      3.18  Inventory...................................................28
      3.19  Customer and Suppliers......................................28
      3.20  Restrictions on the Business................................28
      3.21  No Other Representations or Warranties......................28


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4.    Representations and Warranties of Buyer...........................28
      4.1   Organization and Qualification..............................29
      4.2   Authorization; Binding Effect...............................29
      4.3   No Violations...............................................29
      4.4   Brokers.....................................................30
      4.5   No Other Seller Representations and Warranties..............30
      4.6   Sufficiency of Funds........................................31
      4.7   No Other Representations or Warranties......................31

5.    Certain Covenants.................................................31
      5.1   Access and Information......................................31
      5.2   Conduct of Business.........................................32
      5.3   Tax Reporting and Allocation of Consideration...............34
      5.4   Business Employees..........................................34
      5.5   Collateral Agreements; Leased Equipment.....................40
      5.6   Regulatory Compliance.......................................41
      5.7   Contacts with Suppliers, Employees and Customers............41
      5.8   Use of Lucent's Name; Brazilian JV Comany Name..............41
      5.9   No Hire and Non-Solicitation of Employees...................43
      5.10  No Negotiation or Solicitation..............................43
      5.11  Non-Competition.............................................43

6.    Confidential Nature of Information................................44
      6.1   Confidentiality Agreement...................................44
      6.2   Seller's Proprietary Information............................44
      6.3   Buyer's Proprietary Information.............................46
      6.4   Confidential Nature of Agreement............................47

7.    Closing...........................................................47
      7.1   Deliveries by Seller or the Subsidiaries....................47
      7.2   Deliveries by Buyer.........................................48
      7.3   Closing Date................................................48

8.    Conditions Precedent to Closing...................................49
      8.1   General Conditions..........................................49
      8.2   Conditions Precedent to Buyer's Obligations.................49
      8.3   Conditions Precedent to Seller's Obligations................50

9.    Status of Agreements..............................................50
      9.1   Effect of Breach............................................50
      9.2   Survival of Representations and Warranties..................50
      9.3   General Agreement to Indemnify..............................51
      9.4   General Procedures for Indemnification......................53

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10.   Miscellaneous Provisions..........................................54
      10.1  Notices.....................................................54
      10.2  Expenses....................................................55
      10.3  Entire Agreement; Modification..............................55
      10.4  Assignment; Binding Effect; Severability....................55
      10.5  Governing Law...............................................55
      10.6  Execution in Counterparts...................................56
      10.7  Public Announcement.........................................56
      10.8  No Third-Party Beneficiaries................................56

11.   Termination and Waiver............................................57
      11.1  Termination.................................................57
      11.2  Effect of Termination.......................................57
      11.3  Waiver of Agreement.........................................57
      11.4  Amendment of Agreement......................................57
      11.5  Disputes; Waiver of Jury Trial..............................58



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                        LUCENT TECHNOLOGIES PROPRIETARY
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SCHEDULES

SCHEDULE 2.1(h)   Licenses
SCHEDULE 2.1(j)   Governmental Permits
SCHEDULE 2.2(f)   Excluded Contracts
SCHEDULE 2.3(b)   9/30/2000 Inventory Statement
SCHEDULE 2.3(d) Allocation of Purchase Price Among Seller, Subsidiaries of Seller, and Buyer Designees
SCHEDULE 3.2      Subsidiaries
SCHEDULE 3.4(b)   Required Consents
SCHEDULE 3.7(a)   Assumed Leases; Leased Premises
SCHEDULE 3.7(b)   Transferred Premises
SCHEDULE 3.8(a)   Compliance with Laws
SCHEDULE 3.8(b)   Litigation
SCHEDULE 3.9(a)   Business Employees
SCHEDULE 3.9(b)   Benefit Plans
SCHEDULE 3.10     Material Contracts
SCHEDULE 3.11     Environmental Matters
SCHEDULE 3.12     Financial Statements
SCHEDULE 3.13(b)  Intellectual Property
SCHEDULE 3.16     Product Liability and Recalls
SCHEDULE 3.17     Product Warranty Terms
SCHEDULE 3.19     Customers and Suppliers
SCHEDULE 5.4(m)   Labor Agreements



EXHIBITS

EXHIBIT A         Form of Assignment and Bill of Sale
EXHIBIT B         Form of Assumption Agreement
EXHIBIT C         Form of Lease Assignment
EXHIBIT D         Form of Sublease
EXHIBIT E         Form of Supply Agreement
EXHIBIT F         Form of Intellectual Property Agreement
EXHIBIT G         Form of Transition Services Agreement
EXHIBIT H         Form of Opinion - Buyer's Savings Plan



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                        LUCENT TECHNOLOGIES PROPRIETARY
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                  AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS


      THIS AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS ("AGREEMENT") is made as of November 13, 2000 by and between LUCENT TECHNOLOGIES INC., a Delaware corporation ("SELLER" or "LUCENT"), and TYCO GROUP S.A.R.L., a company organized under the laws of Luxembourg ("BUYER").

                                 R E C I T A L S


      A. WHEREAS, Seller and the Subsidiaries are, among other things, engaged through a unit (referred to herein as "POWER SYSTEMS") of its Microelectronics and Communications Technology Group in the worldwide manufacturing, marketing, sales and distribution of power supply, power conversion and backup power equipment for wireless, optical, switching and other equipment that run communications networks and a full line of power products, including Titania(TM) power products, for computer manufacturers; and provide custom design, engineering, installation and technical support related to such power products (collectively, the "BUSINESS");

      B. WHEREAS, the Business is composed of certain assets and liabilities that are currently part of Seller and the Subsidiaries;

      C. WHEREAS, Seller and the Subsidiaries desire to sell, transfer and assign to Buyer, and Buyer desires to purchase and assume from Seller and the Subsidiaries, the Purchased Assets (as hereinafter defined), and Buyer is willing to assume, the Assumed Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein; and

      D. WHEREAS, Seller and/or one or more of the Subsidiaries and Buyer desire to enter into each Assignment and Bill of Sale, each Assumption Agreement, the Supply Agreement, the Intellectual Property Agreement, the Transition Services Agreement, each Lease Assignment, each Sublease and each Real Estate Deed (collectively, the "COLLATERAL AGREEMENTS").

      NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:







                        LUCENT TECHNOLOGIES PROPRIETARY
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1.    DEFINITIONS

      1.1   DEFINED TERMS

      For the purposes of this Agreement, in addition to the words and phrases that are described throughout the body of this Agreement, the following words and phrases shall have the following meanings:

      "AFFILIATE" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

      "AGREEMENT" has the meaning assigned in the preamble hereof.

       "ASSET ACQUISITION STATEMENT" has the meaning assigned in Section 5.3(b).

      "ASSIGNMENT AND BILL OF SALE" means each agreement in substantially the form set forth as EXHIBIT A.

      "ASSUMED LEASES" means the Leases to be assumed by the Buyer pursuant to a Lease Assignment or Sublease and identified on SCHEDULE 3.7(a).

      "ASSUMED LIABILITIES" means the liabilities and obligations of Seller and the Subsidiaries assumed by Buyer pursuant to the Assumption Agreement and
Section 2.4.

      "ASSUMPTION AGREEMENT" means each agreement in substantially the form set forth as EXHIBIT B.

      "BENEFIT PLAN" means, in respect of any Business Employee, each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and each employment, severance, retention, consulting, or similar agreement or arrangement related to profit-sharing, bonus, stock option, stock purchase, stock ownership, pension, retirement, severance, deferred compensation, excess benefit, supplemental unemployment, post-retirement medical or life insurance, welfare or incentive plan, or sick leave, long-term disability, medical, hospitalization, life insurance, other insurance plan, or other employee benefit plan, program or arrangement, qualified or non-qualified, funded or unfunded, maintained or contributed to by Seller or the Subsidiaries, provided such plans, programs, or arrangements are in writing.

      "BRAZILIAN JV COMPANY" has the meaning assigned in Section 2.1(k).


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      "BUSINESS" has the meaning assigned in Recital A hereof.

      "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or any other day on which the principal offices of Seller or Buyer are closed or become closed prior to 2:00 p.m. local time.

      "BUSINESS EMPLOYEES" means the employees of Seller or the Subsidiaries employed in the Business and identified on SCHEDULE 3.9(a).

      "BUSINESS RECORDS" means all books, records, ledgers and files or other similar information used primarily in the conduct of the Business, including price lists, customer lists, vendor lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, records of operation, standard forms of documents, manuals of operations or business procedures, research materials and product testing reports required by any national, federal, state, provincial or local court, administrative body or other Governmental Body of any country, but excluding any such items to the extent (i) they are included in, or primarily related to, any Excluded Assets or Excluded Liabilities, or (ii) any applicable Law prohibits their transfer.

      "BUYER" has the meaning assigned in the preamble hereof.

      "BUYER DESIGNEE" means one or more Affiliates of Buyer identified to Seller prior to the Closing Date.

      "BUYER NONREPRESENTED SAVINGS PLAN" has the meaning assigned in Section 5.4(e).

      "BUYER PENSION PLAN" has the meaning assigned in Section 5.4(g).

      "BUYER REPRESENTED SAVINGS PLAN" has the meaning assigned in Section
5.4(e).

      "BUYER SAVINGS PLAN" has the meaning assigned in Section 5.4(e).

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.ss.ss.9601 ET SEQ. as amended.

      "CLOSING" means the closing of the transactions described in Article 7.

      "CLOSING DATE" means the date of the Closing as determined pursuant to
Section 7.3.

      "CLOSING DATE INVENTORY STATEMENT" has the meaning assigned in Section 2.3(b).

      "CODE" means the U.S. Internal Revenue Code of 1986, as amended.


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      "COLLATERAL AGREEMENTS" has the meaning assigned in Recital D hereof.

      "CONFIDENTIALITY AGREEMENT" shall mean the agreement between Seller and Buyer dated June 1, 2000.

      "CONTRACTS" means all Third-Party contracts, agreements, leases and subleases, supply contracts, purchase orders, sales orders and instruments used or held for use in each case primarily in the conduct of the Business, that will be in effect on the Closing Date to which Seller or a Subsidiary is a party, (i) for the lease of machinery and equipment, motor vehicles, or furniture and office equipment, (ii) for the provision of goods or services, (iii) for the sale of goods or performance of services by the Business, including teaming agreements relating thereto, (iv) for the sale and distribution of the products, and (v) any such contracts, agreements, instruments and leases referred to in clauses (i) - (iv), inclusive, entered into between the date hereof and outstanding as of the Closing Date by Seller or a Subsidiary, but "CONTRACTS" excludes the Excluded Contracts.

      "COUNSEL FOR BUYER" means a corporate counsel of Buyer.

      "COUNSEL FOR SELLER" means a corporate counsel of Seller.

      "DALLAS RECEIVABLES" has the meaning assigned in Section 2.1(l).

      "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, covenant or other similar restrictions or third party rights affecting the Purchased Assets other than Permitted Encumbrances.

      "ENVIRONMENTAL LAW" means any foreign, local, county, state or federal Law that governs the existence of or provides a remedy for release of Hazardous Substances, the protection of persons, natural resources or the environment, the management of Hazardous Substances, or other activities involving Hazardous Substances including, without limitation, under CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 ET SEQ., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss.6901 ET SEQ., the Clean Water Act, 33 U.S.C. Sectionss.1251 ET SEQ., the Clean Air Act, 42 U.S.C.ss.7401 ET SEQ., the Toxic Substance Control Act, 15 U.S.C.ss.2601 ET SEQ., the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 ET SEQ., and the Occupational Safety and Health Act, 29 U.S.C.ss.651 ET SEQ., or any other similar foreign, federal, state, local or county Laws, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, in each case as in effect on or prior to the Closing Date or, with respect to representations and warranties made on the date hereof, on or prior to the date hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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      "EXCLUDED ASSETS" means the properties and assets of the Business excluded from the Purchased Assets by Section 2.2.

      "EXCLUDED CONTRACTS" means those Contracts (i) identified in SCHEDULE 2.2(f), (ii) under which performance by Seller or an Affiliate has been completed and for which there is no remaining warranty, maintenance, or support obligation, (iii) relating to any General Purchase Agreement, and (iv) relating to Excluded Assets or Excluded Liabilities.

      "EXCLUDED LEASED EQUIPMENT" has the meaning assigned in Section 5.5(b).

      "EXCLUDED LIABILITIES" means the liabilities and obligations that are not assumed by Buyer as provided in Section 2.5.

      "EXISTING INVENTORY" has the meaning assigned in Section 5.8(a).

      "FINANCIAL STATEMENTS" has the meaning assigned in Section 3.12(a).

      "FIRST TRANSFER DATE" has the meaning assigned in Section 5.4(g).

      "FIXTURES AND SUPPLIES" means all furniture, furnishings and other tangible personal property owned by Seller or a Subsidiary and used or held for use primarily in the conduct of the Business and located on the Premises, including, without limitation desks, tables, chairs, file cabinets and other storage devices and office supplies but excluding any such items related to Excluded Assets or Excluded Liabilities.

      "GENERAL PURCHASE AGREEMENTS" shall mean Third-Party supply contracts or other agreements between Seller or an Affiliate and a Third Party pursuant to which Seller or an Affiliate purchases products or services from such Third-Party for any of Seller's or an Affiliate's businesses other than primarily for the Business.

      "GOVERNMENTAL BODY" means any legislative, executive or judicial unit of any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

      "GOVERNMENTAL PERMITS" means all governmental permits and licenses, certificates of inspection, approvals or other authorizations issued to Seller or a Subsidiary with respect to the Business or the Premises and necessary for the operation of the Business or the Premises as currently conducted under applicable Laws.

      "HAZARDOUS SUBSTANCE" means (i) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purposes of) any Environmental Law, including Environmental Laws relating to or imposing liability or standards or conduct concerning any hazardous, toxic or dangerous waste, substance or material in effect on the date of this




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Agreement, (ii) asbestos, flammable explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including but not limited to waste petroleum and petroleum products), or methane, and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Body pursuant to any Environmental Law or any health and safety or similar law, code, ordinance, rule or regulation, order or decree, and which may or could pose a hazard to the health and safety of workers at or users of any properties of Seller or any Subsidiary or cause damage to the environment.

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "INDEMNIFIED PARTY" has the meaning assigned in Section 9.3(a).

      "INDEMNIFYING PARTY" has the meaning assigned in Section 9.4(a).

      "INTELLECTUAL PROPERTY" has the meaning assigned in Section 3.13.

      "INTELLECTUAL PROPERTY AGREEMENT" means the agreement in substantially the form set forth as EXHIBIT F.

      "INVENTORY" means all inventory, wherever located, including raw materials, work in process, recycled materials, finished products, inventoriable supplies, and non-capital spare parts owned by Seller or a Subsidiary and used or held for use primarily in the conduct of the Business, and any rights of Seller or a Subsidiary to the warranties received from suppliers and any related claims, credits, rights of recovery and setoff with respect to such Inventory, but only to the extent such rights are assignable, but excluding any inventory related to Excluded Assets or Excluded Liabilities.

      "IRS" means the U.S. Internal Revenue Service.

      "LAWS" shall mean any national, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree of any country.

      "LEASE" means the lease for any of the Leased Premises.

      "LEASE ASSIGNMENT" means each assignment agreement with respect to a Lease in substantially the form set forth as EXHIBIT C.

      "LEASED EQUIPMENT" means the computers, servers, machinery and equipment and other similar items leased and used by Seller or a Subsidiary primarily in the conduct of the Business but excluding any such items related to Excluded Assets or Excluded Liabilities.

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      "LEASED PREMISES" means the real property that is leased by Seller or a
Subsidiary from Third Parties and used by Seller or a Subsidiary primarily in the conduct of the Business as identified on SCHEDULE 3.7(a).

      "LICENSES" means all licenses, agreements and other arrangements identified on SCHEDULE 2.1(h) under which Seller or a Subsidiary has the right to use any Proprietary Information of a Third Party to the extent used or held for use primarily in the conduct of the Business but not the Nonassignable Licenses or any such items related to Excluded Assets or Excluded Liabilities.

      "LOSSES" has the meaning assigned in Section 9.3(a).

      "LSP" has the meaning assigned in Section 5.4(e).

      "LTSSP" has the meaning assigned in Section 5.4(e).

      "LUCENT" has the meaning assigned in the preamble hereof.

      "LUCENT OCCUPATIONAL PLAN" has the meaning assigned in Section 5.4(g).

      "MARKED ASSETS" has the meaning assigned in Section 5.8(a).

      "MARKED INSTRUMENTALITIES" has the meaning assigned in Section 5.8(a).

      "MATERIAL ADVERSE EFFECT" means any condition or event that has material and adverse effect upon the financial condition or results of operations of the Business taken as a whole, other than any condition or event (i) relating to the economy in general, (ii) relating to the industries in which the Business operates in general, (iii) arising out of or resulting from actions of Buyer or a Buyer Designee in connection with this Agreement.

      "MATERIAL CONTRACTS" has the meaning assigned in Section 3.10.

      "9/30/2000 INVENTORY STATEMENT" has the meaning assigned in
Section 2.3(b).

      "NONASSIGNABLE ASSETS" has the meaning assigned in Section 2.6(c).

      "NONASSIGNABLE LICENSES" means those Licenses of Proprietary Information to which Seller or an Affiliate is the licensee that are (i) not by their terms assignable to Buyer, or (ii) related to other businesses of Seller or an Affiliate and not solely to the Business.

      "NONREPRESENTED TRANSFERRED EMPLOYEES" means Transferred Employees in the United States who are not Represented Transferred Employees.


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      "OTHER MARKED ASSETS" has the meaning assigned in Section 5.8(a).

      "PENSION PLAN" has the meaning assigned in Section 3.9(b).

      "PENSION TRANSFER AMOUNT" has the meaning assigned in Section 5.4(h).

      "PERMITTED ENCUMBRANCES" means any (i) liens for taxes, assessments and other governmental charges or of landlords, liens of carriers, warehouseman, mechanics and material men incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (ii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases government contracts, performance and return of money bonds and similar obligations, (iii) licenses granted by Seller or an Affiliate in connection with sales of products in the ordinary course of business, and (iv) any Encumbrance or minor imperfection in title and minor encroachments, if any, not material in amount that, individually or in the aggregate, do not materially interfere with the conduct of the Business or with the use of the Purchased Assets and do not materially affect the value of the Purchased Assets.

      "PERSON" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

      "POWER SYSTEMS" has the meaning assigned in Recital A hereof.

      "PREMISES" means the Leased Premises and the Transferred Premises.

      "PRINCIPAL EQUIPMENT" means the computers, servers, machinery and equipment (including any related spare parts, dies, molds, tools, and tooling) and other similar items used by Seller or a Subsidiary primarily in the conduct of the Business but not the Leased Equipment or any such items related to Excluded Assets or Excluded Liabilities. Principal Equipment includes rights to the warranties received from the manufacturers and distributors of said items and to any related claims, credits, rights of recovery and setoff with respect to said items, but only to the extent such rights are assignable.

      "PROPRIETARY INFORMATION" means all information (whether or not protectable by patent, copyright, mask works or trade secret rights) not generally known to the public (except for patents), including, but not limited to, works of authorship, inventions, discoveries, patentable subject matter, patents, patent applications, industrial models, industrial designs, trade secrets, trade secret rights, software, works, copyrightable subject matters, copyright rights and registrations, mask works, know-how and show-how,



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trademarks, trade names, service marks, emblems, logos, insignia and related marks and registrations, specifications, technical manuals and data, libraries, blueprints, drawings, proprietary processes, product information and development work-in-process.

      "PURCHASE PRICE" has the meaning assigned in Section 2.3(a).

      "PURCHASE PRICE ADJUSTMENT" has the meaning assigned in Section 2.3(b).

      "PURCHASED ASSETS" has the meaning assigned in Section 2.1.

      "PURCHASED LEASED EQUIPMENT" has the meaning assigned in Section 5.5(b).

      "REAL ESTATE DEED" means each deed with respect to Transferred Premises.

      "REASONABLE COMMERCIAL EFFORTS" means that the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require an expenditure of funds or the incurrence of a liability on the part of the obligated party, nor does it require that the obligated party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is or is not actually accomplished is no indication that the obligated party did or did not in fact utilize its reasonable commercial efforts in attempting to accomplish the objective.

      "RELEASE" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the environment.

      "REPRESENTED TRANSFERRED EMPLOYEES" means Transferred Employees in the United States who are represented by the Communications Workers of America.

      "REPRESENTED TRUST" has the meaning assigned in Section 5.4(g).

      "REQUIRED CONSENT" has the meaning assigned in Section 3.4(b).

      "RETURN" means any return, declaration, report, statement, and any other document required to be filed in respect of any Tax.

      "SECOND TRANSFER DATE" has the meaning assigned in Section 5.4(g).

      "SELLER" has the meaning assigned in the preamble hereof.

      "SELLER NAME" has the meaning assigned in Section 5.8(a).




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      "SELLER'S ADJUSTMENT RESPONSE" has the meaning assigned in Section 2.3(b).

      "SENIOR EXECUTIVES" means, in the case of Seller, Robert C. Holder, Executive Vice President, Corporate Operations of Lucent, and in the case of Buyer, Edward Federman, Chief Financial Officer of Tyco Electronics Corporation, or their respective successors.

      "SUBLEASE" means each sublease with respect to a Lease in substantially the form set forth as EXHIBIT D.

      "SUBSIDIARY" means each entity listed on SCHEDULE 3.2.

      "SUPPLY AGREEMENT" means the agreement in substantially the form set forth as EXHIBIT E.

      "TAXES" means, (A) all taxes of any kind, charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, and other taxes, imposed upon any Person by federal, foreign, state, or local Law or taxing authority, together with any interest and any penalties, or additions to tax, with respect to such taxes and (B) any liability of a Person for the payment of any amount of any type described in clause (A) as a result of the Person being a transferee or a member of an affiliated or combined group prior to the Closing.

      "THIRD PARTY" means any Person not an Affiliate of the other referenced Person or Persons.

      "THIRD-PARTY CLAIM" has the meaning assigned in Section 9.4(a).

      "TRANSFERRED EMPLOYEES" has the meaning assigned in Section 5.4(a).

      "TRANSFERRED PREMISES" means the real property that is owned and used by Seller or a Subsidiary primarily in the conduct of the Business identified on
SCHEDULE 3.7(b).

      "TRANSFERRED SAVINGS PLAN PARTICIPANTS" has the meaning assigned in
Section 5.4(e).

      "TRANSITION SERVICES AGREEMENT" means the agreement in substantially the form set forth as EXHIBIT G.

      1.2   OTHER DEFINITIONAL AND INTERPRETIVE MATTERS

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      Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

      CALCULATION OF TIME PERIOD. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

      GENDER AND NUMBER. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

      HEADINGS. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "SECTION" are to the corresponding Section of this Agreement unless otherwise specified.

      HEREIN. The words such as "HEREIN," "HEREINAFTER," "HEREOF," and "HEREUNDER" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

      INCLUDING. The word "INCLUDING" or any variation thereof means "INCLUDING, WITHOUT LIMITATION" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

      SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

2.    PURCHASE AND SALE OF THE BUSINESS

      2.1   PURCHASE AND SALE OF ASSETS

      Upon the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties contained herein, on the Closing Date, Seller shall, or shall cause one or more of the Subsidiaries to, grant, bargain, sell, transfer, assign, convey and deliver to Buyer or one or more Buyer Designees, and Buyer or one or more Buyer Designees shall purchase, acquire and accept from Seller or the applicable Subsidiary, all of the right, title and interest in, to and under the Purchased Assets that Seller or the applicable Subsidiary possesses and has the right to transfer as the same shall exist on the Closing Date. For purposes of this Agreement, "PURCHASED ASSETS" shall mean all the assets, properties and




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rights used by Seller or the applicable Subsidiary, whether tangible or intangible, real, personal or mixed, set forth or described in Sections 2.1(a) through 2.1(l), inclusive (except in each case for the Excluded Assets), whether or not any of such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's or the applicable Subsidiary's books or financial statements:

(a)   the Assumed Leases;

      (b)   the Transferred Premises;

      (c)   the Principal Equipment and the Purchased Leased Equipment;

      (d)   the Fixtures and Supplies;

      (e)   the Inventory;

      (f)   the Intellectual Property;

      (g)   the Contracts;

      (h)   the Licenses;

      (i)   the Business Records;

      (j) the Governmental Permits that are identified on SCHEDULE 2.1(j) but only to the extent that such Governmental Permits are assignable or transferable to Buyer;

      (k) the quotas of Lucent Inepar Sistemas de Energia Ltda. (the "BRAZILIAN JV COMPANY"); and

      (l) the accounts receivable imbedded on Power Systems' SAP that are billed directly by the Business and not by other Lucent operations (the "DALLAS RECEIVABLES").

      2.2   EXCLUDED ASSETS

      Notwithstanding the provisions of Section 2.1, it is hereby expressly acknowledged and agreed that the Purchased Assets shall not include, and neither Seller nor any of the Subsidiaries is selling, transferring, assigning, conveying or delivering to Buyer or a Buyer Designee, and neither Buyer nor a Buyer Designee is purchasing, acquiring or accepting from Seller or any of the Subsidiaries, the following (the rights, properties and assets expressly excluded by this Section 2.2 or otherwise excluded by the terms of Section 2.1 from the Purchased Assets being referred to herein as the "EXCLUDED ASSETS"):


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      (a)   any of Seller's or its Affiliate's receivables (except the Dallas
Receivables), cash, bank deposits or similar cash items or employee receivables;

      (b) any Proprietary Information of Seller or any Affiliate other than the Intellectual Property;

      (c) any (i) books and records that Seller or any Affiliate is required by Law to retain or that Seller determines are necessary or advisable to retain; PROVIDED, HOWEVER, that Buyer shall have the right to make copies of any portions of such retained books and records that relate to the Business or any of the Purchased Assets; and (ii) any information management system of Seller or any Affiliate other than those used primarily in the conduct of the Business and contained within computer hardware included as a Purchased Asset pursuant to
Section 2.1(c);

      (d) any claim, right or interest of Seller or any Affiliate in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, the basis of which arises or accrues in any period prior to the Closing Date;

      (e) subject to Section 5.8, all "Lucent Technologies" marked sales and marketing or packaging materials, samples, prototypes, other similar Lucent Technologies-identified sales and marketing or packaging materials and any marketing studies;

      (f)   the Excluded Contracts and the Nonassignable Licenses;

      (g)   any insurance policies or rights of proceeds thereof;

      (h)   the Excluded Leased Equipment;

      (i) any of Seller's or any Affiliate's rights, claims or causes of action against Third Parties relating to the assets, properties, business or operations of Seller or any Affiliate arising out of transactions occurring prior to, and including, the Closing Date; and

      (j) all other assets, properties, interests and rights of Seller or any Affiliate not related primarily to the Business.


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      2.3   PURCHASE PRICE

      (a) In consideration of the sale, transfer, assignment, conveyance and delivery by Seller and the Subsidiaries of the Purchased Assets to Buyer or a Buyer Designee, and in addition to assuming the Assumed Liabilities, Buyer or a Buyer Designee shall pay to Seller at the Closing, an aggregate amount equal to $2,500,000,000.00 (the "PURCHASE PRICE") in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer at least two (2) Business Days prior to Closing.

      (b) (i) Attached hereto as SCHEDULE 2.3(b) is a valuation of the Inventory as of September 30, 2000 (the "9/30/2000 INVENTORY STATEMENT").

            (ii) Within one hundred and twenty (120) days after the Closing Date, Buyer shall submit to Seller a valuation of the Inventory as of the Closing Date (the "CLOSING DATE INVENTORY STATEMENT") wherein Buyer shall set forth in reasonable detail Buyer's valuation of the Inventory and its proposed Purchase Price Adjustment (upward or downward). The Closing Date Inventory Statement shall be prepared in accordance with GAAP (unless otherwise indicated or agreed to in writing by Buyer and Seller) and shall use the same methodology used to prepare the 9/30/2000 Inventory Statement.

            (iii) Seller shall review the Closing Date Inventory Statement promptly upon receipt thereof. If Seller believes that the Closing Date Inventory Statement is incorrect in any respect, Seller shall deliver to Buyer a statement without thirty (30) days after Seller's receipt of the Closing Date Inventory Statement, identifying the specific aspects of the Closing Date Inventory Statement with which Seller disagrees and the reasons therefor with supporting detail, and setting forth Seller's valuation of the Inventory and a proposed Purchase Price Adjustment (the "SELLER'S ADJUSTMENT RESPONSE"). The Seller's Adjustment Response shall be prepared in accordance with GAAP (unless otherwise indicated or agreed to in writing by Buyer and Seller) and shall use the same methodology used to prepare the 9/30/2000 Inventory Statement.

            (iv) Within the thirty (30) day period after Buyer's receipt of Seller's Adjustment Response, the parties shall use reasonable commercial efforts to resolve mutually their differences with regard to, and agree upon, the valuation of the Inventory and the Purchase Price Adjustment.

            (v) If the parties are able to reach an Agreement with regard to the valuation of the Inventory and the Purchase Price Adjustment, payment will be made by either Seller or Buyer, as applicable, to the other within ten (10) Business Days after such agreement as follows: the Purchase Price shall be adjusted (x) upward if the value of the Inventory on the Closing Date Inventory Statement is greater than the value of the Inventory on the 9/30/2000



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Inventory Statement, or (y) downward if the value of the Inventory on the
Closing Date Inventory Statement is less than the value of the Inventory on the 9/30/2000 Inventory Statement, in each case by the absolute difference between the value of the Inventory on the respective inventory statements (the "PURCHASE PRICE ADJUSTMENT"). If the Purchase Price is adjusted upward, then Buyer or a Buyer Designee shall pay the Purchase Price Adjustment to Seller, and if Purchase Price is adjusted downward, then Seller shall pay the Purchase Price Adjustment to Buyer or a Buyer Designee.

            (vi) If the Parties are unable to resolve mutually their dispute with regard to the valuation of the Inventory and the Purchase Price Adjustment within the thirty (30) day calendar period provided for doing so, then the issue shall be submitted to a mutually agreed auditing firm other than PricewaterhouseCoopers LLC (the "AUDITOR") to resolve any dispute. The Auditor, acting as an expert and not as an arbitrator, shall determine the Purchase Price Adjustment. The determination of the Auditor shall be final, binding and conclusive on the parties. Buyer and Seller shall provide all documents and information requested by Auditor promptly and shall use their reasonable efforts to cause the Auditor to make its determination within thirty (30) days after the dispute is submitted to it. The fees and expenses of the Auditor shall be borne by Seller and Buyer equally.

      (c) Within thirty (30) days after the Closing Date, Buyer shall pay to Seller as an addition to the Purchase Price an amount equal to the Dallas Receivables minus (a) the Warranty Liability of $14,700,000 as of September 30, 2000 and (b) net of allowance for doubtful accounts allocable to the Dallas Receivables. Any disagreements related to this provision shall be handled as set forth in Section 2.3(b).

      (d) Prior to the Closing Date, Buyer and Seller shall agree to allocate the Purchase Price as between Seller (or any selling Subsidiary listed on Schedule 3.2, as appropriate) and Buyer (or any appropriate Buyer Designee). Such allocation shall be attached to this Agreement prior to Closing as SCHEDULE 2.3(d) and shall be modified after the Closing to reflect any adjustments to the Purchase Price pursuant to Sections 2.3(b) and (c). Buyer and Seller shall act in accordance with such allocation (as adjusted) in the preparation, filing and audit of any Return.

      2.4   ASSUMED LIABILITIES

      On the Closing Date, Buyer or one or more Buyer Designees shall execute and deliver to Seller the one or more Assumption Agreements and one or more Lease Assignments or Subleases pursuant to which Buyer or any such Buyer Designee shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the liabilities and obligations of Seller or a Subsidiary pursuant to and under the Assumed Liabilities. "ASSUMED LIABILITIES" shall mean only those liabilities and obligations set forth in this Section 2.4, whether or not any such obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in either Seller's or the applicable Subsidiary's books or financial statements:


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      (a)   the vacation, personal days and floating holidays of Transferred
Employees;

      (b) the liabilities and obligations arising on or after the Closing Date under the Assumed Leases and the transferred Contracts, Licenses and Government Permits;

      (c) with respect to the Business, any product warranty liabilities arising from sales of products in the ordinary course of business;

      (d) the Permitted Encumbrances and all other Encumbrances and other obligations related to the Purchased Assets that are specifically identified in this Agreement or the Schedules hereto; and

      (e) the obligations and liabilities with respect to the Transferred Employees, the Business or the Purchased Assets, known or unknown, absolute or contingent, the basis of which arises or accrues on or after the Closing Date.

      2.5   EXCLUDED LIABILITIES

      Neither Buyer nor any Buyer Designee shall assume or be obligated to pay, perform or otherwise assume or discharge any liabilities or obligations of Seller or any of its Affiliates, whether direct or indirect, known or unknown, absolute or contingent, except for the Assumed Liabilities (all of such liabilities and obligations not so assumed being referred to herein as the "EXCLUDED LIABILITIES"). For the avoidance of doubt, the parties agree that the Excluded Liabilities include, but are not limited to, (i) any violation, liability, penalty or obligation of Seller or any of its Affiliates (or any predecessor company that historically operated the Business or conducted other operations at the Premises) relating to, or arising in connection with, any Environmental Law, known or unknown, absolute or contingent, the basis of which arises or accrues on or before the Closing Date (other than any violation, liability, penalty or obligation caused by a Third Party), (ii) any wages, salary, bonuses, commissions or retention bonuses relating to Transferred Employees which accrue on or prior to the Closing Date irrespective of when any such wages, salary, bonuses, commissions or retention bonuses are paid, and
(iii) any liabilities in connection with, or relating to, any actions, suits, claims or proceedings against Seller or any Affiliate which arise or accrue on or before the Closing Date.

      2.6 FURTHER ASSURANCES; FURTHER CONVEYANCES AND ASSUMPTIONS; CONSENT OF THIRD PARTIES

      (a) From time to time following the Closing, Seller hereby agrees to make available, or to cause its Affiliates to make available, to Buyer or Buyer Designees non-confidential data in personnel records of Transferred Employees as is reasonably necessary for Buyer or Buyer Designees to transition such employees into Buyer's or Buyer Designees' records.


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      (b)   From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Buyer and its Affiliates and their respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer and/or its Affiliates under this Agreement and the Collateral Agreements and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer and/or its Affiliates under this Agreement and the Collateral Agreements, and to otherwise make effective the transactions contemplated hereby and thereby.

      (c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Lease, License, Governmental Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a Third Party or a Governmental Body or is cancelable by a Third Party in the event of an assignment ("NONASSIGNABLE ASSETS") unless and until such consents shall be given. Seller agrees, or to cause its Affiliates to use reasonable commercial efforts, with the cooperation of Buyer and Buyer Designees, where appropriate, to obtain such consents promptly; PROVIDED, HOWEVER, that such cooperation shall not require Seller or any of its Affiliates to remain secondarily liable or to make any payment to obtain any such consent with respect to any Nonassignable Asset. Seller agrees to use reasonable best efforts in conjunction with Buyer to obtain approval from the applicable license vendor to the assignment of the seats allocated to the Business related to the Nonassignable Licenses. Seller agrees not to re-deploy any such seats allocated to the Business outside of the Business after the date hereof, and upon the assignment of such seats, if any, Seller shall amend its licenses (if necessary) reducing the amount of Seller's seats by the number of seats allocated to the Business. As soon as practicable after the date hereof, Seller and Buyer agree to jointly negotiate with the appropriate license vendors of shared mainframe-based software to obtain the approval for the temporary use of such software in order for Seller and Buyer to perform their respective obligations under the Transition Services Agreement.

      (d) Buyer and Seller agree to use their respective reasonable commercial efforts to obtain, or to cause to be obtained, any consent, substitution, approval, or amendment required to novate all obligations under any and all Contracts or other obligations or liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Buyer and its Affiliates shall be solely responsible for such liabilities and obligations. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as and from the Closing Date, by Seller or its Affiliates in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller's or one of its



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Affiliate's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall take or cause to be taken at Buyer's expense such action in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration to become due and payable under the Nonassignable Assets, and Seller or its Affiliates shall promptly pay over to Buyer all money or other consideration received by it in respect to all Nonassignable Assets.

      (e) As of and from the Closing Date, Seller on behalf of itself and its Affiliates authorizes Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate's behalf with respect thereto.

      2.7   NO LICENSES

      Unless expressly set forth in the Intellectual Property Agreement, no title, right or license of any kind is granted to Buyer pursuant to this Agreement with respect to Seller's or any of its Affiliate's Proprietary Information, either directly or indirectly, by implication, by estoppel or otherwise.

      2.8   BULK SALES LAW

      Buyer hereby waives compliance by Seller and any of the Subsidiaries with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction, including Article 6 of the New York Commercial Code, that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

      2.9   TAXES

      (a) Buyer shall pay all applicable Taxes (other than real estate transfer taxes which shall be paid as set forth in the last sentence of this
Section 2.9(a)) and all recording and filing fees that may be imposed, assessed or payable by reason of the operation or as a result of this Agreement including the sales, transfers, leases, rentals, licenses, and assignments contemplated hereby, except for Seller's or any Subsidiary's net income and capital gains taxes or franchise or other taxes based on Seller's or any Subsidiary's net income. Buyer and Seller agree to each pay one-half (1/2) of any applicable real estate transfer taxes that arise as a result of this Agreement.

      (b) Buyer shall be responsible for all Taxes attributable to, levied upon or incurred in connection with the Purchased Assets pertaining to the period (or that portion of the period) immediately beginning after the Closing Date. Seller shall be responsible for all



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Taxes attributable to, levied upon or incurred in connection with the Purchased
Assets pertaining to the period (or that portion of the period) prior to or on the Closing Date.

      2.10  BUYER DESIGNEE

      The parties agree that Buyer may assign the right to purchase certain of the Purchased Assets to one or more Buyer Designees or that one or more Buyer Designees may enter into a Collateral Agreement. Notwithstanding any such assignment or execution of a Collateral Agreement by a Buyer Designee, Buyer shall remain liable for, and any such assignment or execution shall not relieve Buyer of, its obligations hereunder or thereunder. Any reference to Buyer in this Agreement shall to the extent applicable also be deemed a reference to the applicable Buyer Designee, except where in context of this Agreement such use would not be appropriate.

3.    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer that:

      3.1   ORGANIZATION AND QUALIFICATION

      Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on the Business as currently conducted and to own or lease and operate the Purchased Assets. Seller is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of the Business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that could not reasonably be expected to have a Material Adverse Effect.

      3.2   SUBSIDIARIES

      SCHEDULE 3.2 sets forth a list of each Subsidiary of Seller that has title to any asset reasonably expected to be a Purchased Asset or an obligation reasonably expected to be an Assumed Liability, together with its jurisdiction of organization and its authorized and outstanding capital stock or other equity interests as of the date hereof. Except as set forth on SCHEDULE 3.2, each entity is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate the Purchased Assets owned by it and to carry on its portion of the Business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation or other entity (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except for failures to be so duly organized, validly existing, qualified or in good standing that could not reasonably be expected to have a



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Material Adverse Effect. The Subsidiaries listed on SCHEDULE 3.2 are the only
Affiliates of Seller that have title to any Purchased Asset or any obligation that is an Assumed Liability, in each case related to the Business as currently conducted.

      3.3   AUTHORIZATION; BINDING EFFECT

      (a) (i) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it will be a party and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements to which it will be a party by all requisite corporate action.

         (ii) Each Subsidiary that has title to any asset reasonably expected to be a Purchased Asset or an obligation reasonably expected to be an Assumed Liability has all requisite corporate power and authority to execute and deliver the Collateral Agreements to which it will be a party and to effect the transactions contemplated thereby and has duly authorized the execution, delivery and performance of the Collateral Agreements to which it will be a party by all requisite corporate action.

      (b) This Agreement has been duly executed and delivered by Seller and this Agreement is, and the Collateral Agreements to which Seller and each Subsidiary that has title to any asset reasonably expected to be a Purchased Asset or an obligation reasonably expected to be an Assumed Liability will be a party when duly executed and delivered by Seller or such Subsidiary will be, valid and legally binding obligations of Seller or such Subsidiary, enforceable against Seller or such Subsidiary, as applicable, in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

      3.4   NON-CONTRAVENTION; CONSENTS

      (a) Assuming that all Required Consents have been made, the execution, delivery and performance of this Agreement by Seller and the Collateral Agreements by Seller or any Subsidiary that is a party thereto and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of Seller's or the applicable Subsidiary's charter, by-laws or similar organizational document,
(ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Seller or the applicable Subsidiary is a party or by which it is bound and which relates to the Business or the



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Purchased Assets, which violation, breach or default could be reasonably expected to have a Material Adverse Effect, or (iii) violate any order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Seller, a Subsidiary or the Purchased Assets, and which violation could be reasonably expected to have a Material Adverse Effect.

      (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Seller or a Subsidiary in connection with the execution and delivery of this Agreement and the Collateral Agreements to which Seller or such Subsidiary will be a party or for the consummation of the transactions contemplated hereby or thereby by Seller or such Subsidiary, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws,
(ii) consents or approvals of Third Parties that are required to transfer or assign to Buyer any Purchased Assets or assign the benefits of or delegate performance with regard thereto, (iii) those set forth in SCHEDULE 3.4(b) (items
(i), (ii) and (iii) being referred to herein as the "REQUIRED CONSENTS"), and
(iv) such consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance could not reasonably be expected to have a Material Adverse Effect.

      3.5   TITLE TO PROPERTY; PRINCIPAL EQUIPMENT; SUFFICIENCY OF
            ASSETS

      (a) Seller or a Subsidiary has and at the Closing will have good and valid title to, or a valid and binding leasehold interest or license in, all real and personal tangible Purchased Assets free and clear of any Encumbrance except for Permitted Encumbrances.

      (b) Each material item of Principal Equipment is in good operating condition, in light of its respective age, for the purposes for which it is currently being used, but is otherwise being transferred on a "where is" and, as to condition, "as is" basis.

      (c) Except for (i) the assets that will be used in connection with providing services under the Transition Services Agreement, and (ii) the Excluded Assets, the Purchased Assets and the Business Employees and the rights to be acquired under this Agreement and the Collateral Agreements (including the services to be provided pursuant to the Transition Services Agreement) include all assets, personnel and rights that are used in or necessary to conduct the Business as currently conducted. In the event this Section 3.5(c) is breached because Seller or a Subsidiary has in good faith failed to identify and transfer any assets or properties or provide any services used in the Business, such breach shall be deemed cured if Seller or the applicable Subsidiary promptly transfers such properties or assets or provide such services to Buyer or a Buyer Designee at no additional cost to Buyer or a Buyer Designee.

      3.6   PERMITS, LICENSES


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      Except as set forth on SCHEDULE 2.1(j), there are no material Governmental
Permits necessary for or used by Seller or a Subsidiary to operate the Business as now being operated or to use or occupy the Premises, which Governmental Permits are required by currently effective Laws. Seller or one of its Subsidiaries owns, holds or possesses in their own name, all Governmental
Permits necessary to own or lease, operate and use the Purchased Assets or use or occupy the Premises and to carry on and conduct the Business and its operations as presently conducted, except for such Governmental Permits, the absence of which could not reasonably be expected to have a Material Adverse Effect. Neither Seller nor any Subsidiary is in violation of or default under any such Governmental Permits, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to interfere materially with the consummation of the transactions contemplated herein.

      3.7   REAL ESTATE

      (a) SCHEDULE 3.7(a) contains a complete and accurate list of the Leased Premises and the Assumed Leases. Buyer has been provided with a complete and correct copy of each Assumed Lease. Except as set forth in SCHEDULE 3.7(a), each Assumed Lease is in full force and effect and, to Seller's knowledge, neither Seller nor any Subsidiary has violated, and the landlord has not waived, any of the material terms or conditions of any Assumed Lease and, to Seller's knowledge, all the material covenants to be performed by the Seller or a Subsidiary and the landlord under each Assumed Lease prior to the date hereof or the Closing Date, as applicable, have been performed in all material respects.

      (b) SCHEDULE 3.7(b) contains a complete and accurate list of the Transferred Premises. Seller or a Subsidiary has good and valid title to the Transferred Premises. Except as set forth on SCHEDULE 3.7(b), none of such Transferred Premises are subject to any Encumbrance except for Permitted Encumbrances.

      (c) The use of any Leased Premises or Transferred Premises, as presently used by the Business, does not violate any local zoning or similar land use laws or governmental regulations which violation could reasonably be expected to have a Material Adverse Effect. Neither Seller nor any Subsidiary is in violation of or in noncompliance with any covenant, condition, restriction, order or easement affecting any Leased Premises or Transferred Premises where such violation or noncompliance could reasonably be expected to have a Material Adverse Effect. There is no condemnation or, to the best knowledge of Seller, threatened condemnation affecting any Leased Premises or Transferred Premises.

      3.8   COMPLIANCE WITH LAWS; LITIGATION

      (a) Except as set forth on SCHEDULE 3.8(a), with respect to the Business conducted by it and the Subsidiaries, Seller and each Subsidiary engaged in the conduct of the Business (including the use and occupation of the Premises) is in compliance in all material respects



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with all applicable Laws and all decrees, orders, judgments, permits and licenses of or from Governmental Bodies except for failures to comply that could not reasonably be expected to have a Material Adverse Effect.

      (b) Except as set forth on SCHEDULE 3.8(b), there are no actions, suits, proceedings, arbitrations or governmental investigations pending or, to Seller's knowledge, threatened against it or the Subsidiaries with respect to the Business that could be reasonably expected to have a Material Adverse Effect.

      3.9   BUSINESS EMPLOYEES

      (a) SCHEDULE 3.9(a) contains a complete and accurate list of all the Business Employees as of October 31, 2000, showing for each Business Employee, the name, position held, service date, salary or wages and aggregate annual compensation for Seller's or the applicable Subsidiary's last fiscal year, and which employees are represented by the Communications Workers of America and the Confederacion de Trabajadores de Mexico. Except as set forth on SCHEDULE 5.4(m), none of the Business Employees is covered by any union, collective bargaining or other similar labor agreements. Seller will update Schedule 3.9(a) to be accurate as of the Closing Date at least five Business Days prior to the Closing.

      (b) Except as set forth in SCHEDULE 3.9(b), with respect to all Business Employees, neither Seller nor any Subsidiary currently maintains, contributes to or has any liability under any Benefit Plan. With respect to each of the Benefit Plans identified on SCHEDULE 3.9(b), Seller has made available to the Buyer true and complete copies of the most recent summary plan or other written description. Each Benefit Plan listed on SCHEDULE 3.9(b) has been operated in material compliance with applicable law, including ERISA. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed on
SCHEDULE 3.9(b), neither Seller nor any Subsidiary has any obligations for retiree health and life benefits under any Benefit Plan or has ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits. Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transaction contemplated by this Agreement by any officer, director, employee or independent contractor of the Seller or any Subsidiary, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any Contract that will be assumed by the Buyer, would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

      (d) As relates to the Business, there is not presently pending or existing, and to Seller's knowledge there is not threatened, (i) any strike, slowdown, picketing, or work



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stoppage, (ii) any application for certification of a collective bargaining agent, or (iii) except as set forth in SCHEDULE 3.8(b), any controversies pending, or to Seller's knowledge, threatened between Seller or any Subsidiary and any of their respective employees that could reasonably be expected to have a Material Adverse Effect.

      3.10  CONTRACTS

      SCHEDULE 3.10 contains a complete and accurate list of all outstanding Contracts that would require over the full term thereof payments by or to Seller or a Subsidiary of more than $250,000 (the "MATERIAL CONTRACTS"). The Material Contracts include all existing contracts and commitments of Seller or a Subsidiary that are (i) primarily related to the Business, or (ii) by which the Purchased Assets may be bound or affected, in each case whether written or oral. Each of such Material Contracts is valid, binding and enforceable against Seller or the applicable Subsidiary and, to Seller's knowledge, the other parties thereto in accordance with its terms and is in full force and effect. Except as set forth on SCHEDULE 3.10, neither Seller nor any Subsidiary is in default or breach of or is otherwise delinquent in performance under any such Material Contracts which default or breach could reasonably be expected to have a Material Adverse Effect, and, to Seller's knowledge, each of the other parties thereto has performed in all material respects all obligations required to be performed by it under, and is not in default in any material respect under, any of such Contracts and no event has occurred that, with notice or lapse of time, or both, would constitute such a default.

      3.11  ENVIRONMENTAL MATTERS

      Except as set forth in SCHEDULE 3.11 and in respect of the Business and the Premises:

      (a) the operations of the Business and the Premises comply in all material respects with all applicable Environmental Laws;

      (b) Seller and each Subsidiary has obtained all environmental, health and safety Governmental Permits necessary for its operations, and all such Governmental Permit are in good standing and Seller and each Subsidiary is in compliance with all terms and conditions of such permits except where the failure to obtain, maintain in good standing or be in compliance with, such permits could not reasonably be expected to have a Material Adverse Effect;

      (c) none of Seller, any Subsidiary or any of the Premises or the operations of the Business, is subject to any on-going investigation by, order from or agreement with any Person respecting (i) any Environmental Law, or (ii) any remedial action arising from the Release or threatened Release of a Hazardous Substance into the environment;


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      (d)   neither Seller nor any Subsidiary is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

      (e) Seller or each applicable Subsidiary has filed all notices required to be filed under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment except where the failure to file any such notices could not reasonably be expected to have a Material Adverse Effect;

      (f) there is not now, nor to Seller's knowledge, has there ever been, on or in any Premise any aboveground or underground storage tanks;

      (g) neither Seller nor any Subsidiary has received any written notice, or to Seller's knowledge, other claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Hazardous Substance;

     (h) to Seller's knowledge, there have been no Releases, or threatened Releases of any Hazardous Substances into, on or under any of the Premises, in any case in such a way as to create any liability (including the costs of investigation and remediation) under any applicable Environmental Law; and

      (i) Seller has delivered to Buyer true and complete copies of all asbestos and other environmental reports disclosing the presence of asbestos or other Hazardous Materials on any of the Premises.

      3.12  FINANCIAL STATEMENT; ABSENCE OF CHANGES

      (a) SCHEDULE 3.12 contains true and complete copies of the following financial statements of the Business (the "FINANCIAL STATEMENTS"):

            (i) audited balance sheets as of September 30, 1999 and June 30, 2000 with a report by PricewaterhouseCoopers LLP;

            (ii) audited statements of operations and cash flows for the years ended September 30, 1998 and 1999 and for the nine months ended June 30, 2000 with a report by PricewaterhouseCoopers LLP; and

            (iii) unaudited balance sheet as of June 30, 1999 and unaudited statements of operations and cash flows for nine months ended June 30, 1999.

      (b) The Financial Statements were prepared in accordance with GAAP (except, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and the omission of footnotes). The Financial Statements were prepared on the basis of the books and records of the Business (in each case, as of the date of such Financial Statements)



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and present fairly, in all material respects, the financial position of the
Business as of the dates thereof and the results of its operations and cash flows for each of the periods then ended in conformity with GAAP.

      (c) The 9/30/2000 Inventory Statement was prepared in accordance with GAAP and on a basis consistent with prior practices of Seller and fairly presents the Inventory as of September 30, 2000.

      (d) Since June 30, 2000, Seller and the Subsidiaries have conducted and operated the Business in the ordinary course and the Business has not suffered any change that could reasonably be expected to have a Material Adverse Effect.

      3.13  INTELLECTUAL PROPERTY

      (a) Seller or one of the Subsidiaries owns or has a valid right to grant the licenses in all of the copyrights, know how, patents, service marks, trademarks, trade secrets and other proprietary intellectual property rights that it is assigning or licensing to Buyer pursuant to the Intellectual Property Agreement (collectively, the "INTELLECTUAL PROPERTY").

      (b) Except as set forth in SCHEDULE 3.13(b), to the knowledge of the senior management of the Business and the members of Seller's intellectual property legal department, none of the products of the Business manufactured and currently sold by Seller infringe any intellectual property rights owned by any other Third Party. Except as set forth in SCHEDULE 3.13 (b), to Seller's knowledge, there are no claims or demands of any Third Party pertaining to the Intellectual Property being assigned or licensed to Buyer pursuant to the Intellectual Property Agreement, excluding immaterial assertions of rights which have not been presented in the form of a specific claim or demand, with respect to the operation of the Business by Seller or the Subsidiaries as of the date hereof with respect to the Purchased Assets. Except as set forth in SCHEDULE 3.13(b), to the knowledge of the senior management of the Business and the members of Seller's intellectual property legal department, no proceedings have been instituted, are pending, or are threatened which challenge the rights of Seller or any Subsidiary in respect any of the Intellectual Property, excluding immaterial assertions of rights which have not been presented in the form of a specific claim or demand.

      (c) At the Closing, Seller or one of the Subsidiaries will provide, either by assignment or license to Buyer in accordance with the Intellectual Property Agreement, all of the Intellectual Property which is necessary for Buyer to conduct the Business as it is presently conducted and to make, have made, use, lease, import, offer to sell or sell the products, as such products existed as of the Closing Date, of the Business. Buyer's sole remedy for breach of this Section 3.13(c) shall be the assignment or licensing by Seller or one of the Subsidiaries to Buyer, in accordance with the transfers and licenses provided in the Intellectual Property Agreement, of those components of such Intellectual Property which are required by Buyer to conduct the Business after the Closing and to make, have made, use,



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lease, import, offer to sell or sell any products of the Business as to which ownership or license rights were not adequately conveyed. Notwithstanding the foregoing, under no circumstances shall Seller be required to grant to Buyer a license, right, or other permission to use the trademarks "Lucent," "Lucent Technologies," "Bell Labs" or the Lucent Innovation Ring logo, other than as set forth in Section 5.8.

      3.14  BROKERS

      Other than Salomon Smith Barney Inc., the fees and expenses of which will be paid by Seller, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Affiliate.

      3.15  TAXES

      Seller has paid or will pay when due or finally settled all Taxes relating to the Business or to the Purchased Assets which are or become due and payable for all periods up to and including the Closing Date. Seller has properly filed on a timely basis, or so will file, when due, all Returns relating to the Business or the Purchased Assets for all periods up to and including the Closing Date. There are no Encumbrances for Taxes (other than Permitted Encumbrances) on the Purchased Assets.

      3.16  PRODUCT LIABILITY AND RECALLS

      (a) Except as set forth in SCHEDULE 3.16, since January 1, 1997, there has been no action, suit, claim, inquiry, proceeding or investigation in any case by or before any court or governmental body pending or, to the best knowledge of Seller, threatened, against or involving the Business relating to any product alleged to have been designed, manufactured or sold by the Business and alleged to have been defective or improperly designed or manufactured.

      (b) Except as set forth in Schedule 3.16, since January 1, 1997, there has been no pending, or to the best knowledge of Seller, threatened recall or investigation of any product sold by Seller in connection with the Business.

      3.17  PRODUCT WARRANTY

      SCHEDULE 3.17 includes copies of the standard terms and conditions of sale for the Business (containing applicable guaranty, warranty and indemnity provisions). Except as set forth in SCHEDULE 3.17, the products manufactured by the Business have been sold by the Business in accordance with the standard terms and conditions of sale.


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      3.18  INVENTORY

      The Inventory as reflected in the Financial Statements and the 9/30/2000 Inventory Statement (i) is stated at the lower of cost (determined principally on a first-in, first-out basis) or market, and (ii) is of quality and quantity usable or saleable in the ordinary course of the Business, except for obsolete items and items of below-standard quality that have been written down in the Financial Statements to net realizable values.

      3.19  CUSTOMER AND SUPPLIERS

      SCHEDULE 3.19 contains a list setting forth the 10 largest customers of the Business, by dollar amount, over the 12 months ended September 30, 2000, and the 10 largest suppliers of the Business, by dollar amount, over the 12 months ended September 30, 2000. All purchase and sale orders and other commitments for purchases and sales made by Seller in connection with the Business have been made in the ordinary course of business in accordance with past practices, and no payments have been made to any supplier or customers or any of their respective representatives other than payments to such suppliers for the payment of the invoiced price of supplies purchased or goods sold in the ordinary course of business.

      3.20  RESTRICTIONS ON THE BUSINESS

      Except for this Agreement, to the best knowledge of Seller, there is no agreement, judgment, injunction, order or decree binding upon Seller or any of its Affiliates affecting Seller's or its Affiliates' conduct of the Business as currently conducted.

      3.21  NO OTHER REPRESENTATIONS OR WARRANTIES

      Except for the representations and warranties contained in this Section 3, none of Seller, any Affiliate or any other Person makes any representations or warranties, and Seller hereby disclaims any other representations or warranties, whether made by Seller or any Affiliate, or any of their officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement, the transactions contemplated hereby or the Business, notwithstanding the delivery or disclosure to Buyer or its representatives of any documentation or other information with respect to any one or more of the foregoing. Notwithstanding anything to the contrary herein, no representation or warranty contained in this Section 3 is intended to, or do, cover or otherwise pertain to any assets that are not included in the Purchased Assets or any liabilities that are not included in the Assumed Liabilities.

4.    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller that:


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      4.1   ORGANIZATION AND QUALIFICATION

      Each of Buyer and any Buyer Designee is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and each of Buyer and any Buyer Designee has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Each of Buyer and any Buyer Designee is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that could not reasonably be expected to have a material adverse effect on Buyer's or any Buyer Designee's business taken as a whole.

      4.2   AUTHORIZATION; BINDING EFFECT

      (a) Each of Buyer and any Buyer Designee has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements, as the case may be, and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements, as the case may be, by all requisite action (corporate or other).

      (b) This Agreement has been duly executed and delivered by and this Agreement is, and the Collateral Agreements when duly executed and delivered by Buyer and any Buyer Designee will be, valid and legally binding obligations of Buyer and any such Buyer Designee, enforceable against them in accordance with their terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

      4.3   NO VIOLATIONS

      (a) The execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer and any Buyer Designee and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of any provision of Buyer's or any Buyer Designee's charter or by-laws or similar organizational document, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any material mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other material arrangement or commitment to which Buyer or any Buyer Designee is a party or by which it or its assets or properties are bound which violation, breach or default could be reasonably expected to have a material adverse effect on Buyer or the applicable Buyer Designee, or (iii) violate any material order, judgment, decree, rule or



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regulation of any court or any Governmental Body having jurisdiction over Buyer or any Buyer Designee or any of their respective properties which could be reasonably expected to have a material adverse effect on Buyer or the applicable Buyer Designee.

      (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Buyer or any Buyer Designee in connection with the execution and delivery of this Agreement and the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby other than any (i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws, and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance would not, individually or in the aggregate, have a material adverse effect on Buyer's or any Buyer Designee's ability to consummate the transactions contemplated hereby.

      4.4   BROKERS

      No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Buyer or an Affiliate of Buyer.

      4.5   NO OTHER SELLER REPRESENTATIONS AND WARRANTIES

      (a) With respect to the Purchased Assets, the Business, or any other rights or obligations to be transferred hereunder or under the Collateral Agreements or pursuant hereto or thereto, Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, any Affiliate, or any agent, employee, attorney or other representative of Seller or by any Person representing or purporting to represent Seller that are not expressly set forth in this Agreement or in the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally.

      (b) Buyer acknowledges that it has made its own assessment of the future of the Business and is sufficiently experienced to make an informed judgment with respect thereto. Buyer further acknowledges that neither Seller nor any Affiliate has made any warranty, express or implied, as to the future of the Business or its profitability for Buyer, or with respect to any forecasts, projections or business plans prepared by or on behalf of Seller and delivered to Buyer in connection with the Business and the negotiation and the execution of this Agreement.

      (c) To the extent reasonably apparent from its context, disclosure by Seller on any one Schedule delivered pursuant to this Agreement at or prior to the Closing shall be disclosure as to all such Schedules and, to the extent such disclosure conflicts with any



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representation or warranty of Seller, Seller shall have no liability for breach of any such representation or warranty relating to such conflicts.

      4.6   SUFFICIENCY OF FUNDS

      Each of Buyer and any Buyer Designee (i) has funds available to pay their respective portions of the Purchase Price and any expenses incurred by Buyer or any Buyer Designee in connection with the transactions contemplated by this Agreement; (ii) has the resources and capabilities (financial or otherwise) to perform hereunder and under the Collateral Agreements; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect such resources and capabilities.

      4.7   NO OTHER REPRESENTATIONS OR WARRANTIES

      Except for the representations and warranties contained in this Section 4, none of Buyer, any Buyer Designee, any Affiliate or any other Person makes any representations or warranties, and Buyer hereby disclaims any other representations or warranties, whether made by Buyer, any Buyer Designee, or any Affiliate, or any of their officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement or the transactions contemplated, notwithstanding the delivery or disclosure to Seller or its representatives of any documentation or other information with respect to any one or more of the foregoing.

5.    CERTAIN COVENANTS

      5.1   ACCESS AND INFORMATION

      (a) Seller will give, and cause its Affiliates to give, to Buyer and its Affiliates and to their respective officers, employees, accountants, counsel and other representatives reasonable access during Seller's or the applicable Affiliate's normal business hours throughout the period prior to the Closing to all of Seller's or the applicable Affiliate's properties, books, contracts, commitments, reports of examination and records directly relating to the Business or the Purchased Assets (but excluding the Excluded Assets and Excluded Liabilities and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation). Seller shall assist, and cause its Affiliates to assist, Buyer and its Affiliates in making such investigation and shall cause its counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to Buyer for such purposes; IT BEING UNDERSTOOD that Buyer shall reimburse Seller or the applicable Affiliate promptly for reasonable and necessary out of pocket expenses incurred by Seller or any Affiliate in complying with any such request by or on behalf of Buyer.


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      (b)   After the Closing Date, Seller and Buyer will provide, and will cause their respective Affiliates to provide, to each other and to their respective officers, employees, counsel and other representatives, upon request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation), reasonable access for inspection and copying of all Business Records, Governmental Permits, Licenses, Contracts and any other information existing as of the Closing Date and relating to the Business or the Purchased Assets, and will make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions, operations or activities relating to the Business or the Purchased Assets, and as otherwise may be necessary or desirable to enable the party requesting such assistance to: (i) comply with reporting, filing or other requirements imposed by any foreign, local, state or federal court, agency or regulatory body; (ii) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding other than claims or allegations that one party to this Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Agreement. The party requesting such information or assistance shall reimburse the other party for all out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1(b) shall be during normal business hours and upon reasonable prior notice and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

      (c) Buyer agrees to preserve all Business Records, Licenses and Governmental Permits in accordance with its corporate policies related to preservation of records. Buyer further agrees that, to the extent Business Records, Licenses or Governmental Permits are placed in storage, they will be indexed in such a manner as to make individual document retrieval possible in an expeditious manner.

      5.2   CONDUCT OF BUSINESS

      From and after the date of this Agreement and until the Closing Date, except as otherwise contemplated by this Agreement or the Schedules hereto or as Buyer shall otherwise consent to in writing, Seller and each of the Subsidiaries, with respect to the Business:

      (a) will carry on the Business in the ordinary course consistent with past practice including taking or refraining from taking any actions likely to significantly change its existing relationships with customers, suppliers and others having business relationships with Power Systems;

      (b) will not permit, other than in the ordinary course of business consistent with past practice or as may be required by Law or a Governmental Body, all or any of the


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Purchased Assets (real or personal, tangible or intangible) presently and actively used in the operation of the Business to be sold, licensed or subjected to any Encumbrance (other than a Permitted Encumbrance);

      (c) will not acquire, sell, lease, license, transfer or dispose of any asset that would otherwise be a Purchased Asset except in the ordinary course of business consistent with past practice;

      (d) will not terminate or materially extend or materially modify any Material Contract except in the ordinary course of business consistent with past practice;

      (e) will not do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect at such time;

      (f) will not increase the compensation payable or to become payable to any of the Business Employees, except for increases in the ordinary course of business and consistent with past practice, or otherwise enter into or alter any employment, consulting, or service agreement, except in the ordinary course of business and consistent with past practice, or enter into any retention agreements or agreements for enhanced or extraordinary severance with any Business Employees other than at the request of Buyer;

      (g) will not commence, enter into, or alter any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retirement, or incentive plan or any fringe benefit plan for employees of the Business, except in the ordinary course of business and consistent with past practice;

      (h) will not sever or terminate any Business Employees except for cause or in the ordinary course of business; or

      (i) will not enter into any agreement or commitment with respect to any of the foregoing.


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      5.3   TAX REPORTING AND ALLOCATION OF CONSIDERATION

      (a) Seller and Buyer acknowledge and agree that (i) Seller will be responsible for and will perform all tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller or a Subsidiary to any Business Employee in connection with operating the Business prior to or on the Closing Date, and (ii) Buyer will be responsible for and will perform all tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyer to any Transferred Employee in connection with operating the Business after the Closing Date.

      (b)   Seller and Buyer recognize their mutual obligations pursuant to
Section 1060 of the Code to timely file IRS Form 8594 (the "ASSET ACQUISITION STATEMENT") with each of their respective federal income tax returns. Accordingly, within thirty (30) days after the parties finalize the Purchase Price Adjustment pursuant to Section 2.3, Seller and Buyer agree to attempt in good faith to (i) enter into a Purchase Price allocation agreement providing for the allocation of the Purchase Price among the Purchased Assets consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder, and (ii) cooperate in the preparation of the Asset Acquisition Statement for timely filing in each of their respective federal income tax returns. If Seller and Buyer agree on a Purchase Price allocation, then neither Seller nor Buyer shall file any Return taking a position inconsistent with such allocation.

      5.4   BUSINESS EMPLOYEES

      (a) As of the Closing Date, Buyer shall make offers of employment to all Business Employees listed on SCHEDULE 3.9(a) (including those absent due to vacation, holiday, illness, leave of absence or short-term disability, but excluding any Business Employees on long-term disability). Seller shall cooperate in facilitating the performance of Buyer's obligation to make such offers. Business Employees who accept Buyer's offer of employment, as of the effective date of their employment with Buyer, shall be referred to as "TRANSFERRED EMPLOYEES".

      (b) As of the Closing Date, Buyer shall provide Transferred Employees, until at least December 31, 2001, a total compensation package of salary and benefits that, in the aggregate, are substantially similar to that offered by Seller or its applicable Subsidiary immediately prior to the Closing Date. Except as otherwise agreed to in this Section 5.4, Buyer shall be under no obligation to establish any pension plan or any retiree medical, dental, or life insurance plans for Business Employees. Except as expressly set forth in this
Section 5.4, Seller or its designated Affiliates shall retain or reimburse Buyer for all liabilities and obligations with respect to benefits accrued under all benefit plans or arrangements maintained, administered, or contributed to by Seller or its Affiliates, including any such plans or arrangements applicable to Business Employees, employees, or former employees (including any beneficiary thereof). Except as expressly set forth in this Section



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5.4, no assets of any benefit plan or arrangement maintained, administered, or contributed to by Seller or any Affiliate thereof shall be transferred to Buyer or any Affiliate thereof. Buyer's benefit plans and policies, including vacation, retirement, severance and welfare plans, shall recognize (i) for purposes of satisfying any deductibles, co-pays and out-of-pocket maximums during the coverage period that includes the Closing Date, any payment made by any Transferred Employee towards deductibles, co-pays and out-of-pocket maximums in any health or other insurance plan of Seller or a Subsidiary, and (ii) for purposes of determining eligibility to participate, vesting and for any schedule of benefits based on service (other than for benefits accrued under any defined benefit plan not described in Section 5.4(g)), all service with Seller or a Subsidiary, including service with predecessor employers that was recognized by Seller or a Subsidiary and any prior unbridged service with Seller or a Subsidiary, provided that such service shall not be recognized to the extent such recognition would result in a duplication of benefits. Buyer will continue to provide relocation assistance to those Transferred Employees receiving it as of the Closing Date and tuition assistance to those Transferred Employees who are receiving such benefits as of the Closing Date for the current academic session. Buyer will honor the terms and conditions of Seller's international assignee program, including, without limitation, repatriation upon completion of assignment, completion bonuses, tax equalization and tax return preparation, with respect to Transferred Employees who are on international assignment as of the Closing Date, except that these costs shall be allocated between Buyer and Seller based on the portion of the international assignment occurring before the Closing Date (which shall be Seller's obligation) and on or after the Closing Date (which shall be Buyer's obligation). Until at least December 31, 2001, Buyer shall provide severance benefits to Nonrepresented Transferred Employees in the United States equivalent to the benefits, if any, that would have been paid to such Transferred Employees under the terms of the Lucent Management Separation Plan in effect as of the Closing Date had such employees continued to participate in such plan.

      (c) Employment with Buyer of Transferred Employees shall be effective as of the Business Day following the close of business on the Closing Date, except that the employment of individuals receiving short-term disability benefits or on approved leave of absence on the Closing Date will become effective as of the date they present themselves for work with the Buyer.

      (d) Buyer agrees that its health and welfare plans shall waive any pre-existing condition exclusion (to the extent such exclusion was waived under applicable health and welfare plans offered to the Transferred Employees by the Seller or any Subsidiary) and any proof of insurability. Seller agrees to transfer the cafeteria plan accounts and experience of Transferred Employees to substantially equivalent plans that exist or will be established by Buyer to the extent permitted by applicable plan terms and applicable law.

      (e) (i) As soon as possible after the Closing Date, Buyer shall cause one or more defined contribution savings plans intended to qualify under sections 401(a) and 401(k)



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of the Code (the "BUYER NONREPRESENTED SAVINGS PLAN") to provide for the receipt of Nonrepresented Transferred Employees' lump sum cash distributions, in the form of an eligible rollover distribution, which includes outstanding participant loans, from the Lucent Savings Plan, provided such rollovers are made at the election of the Nonrepresented Transferred Employees and in accordance with the terms of the Buyer Nonrepresented Savings Plan. Seller shall cause the Lucent Savings Plan to permit the Nonrepresented Transferred Employees to elect a lump sum cash distribution of benefits accrued through the Closing Date in accordance with the Code.

            (ii) As soon as possible following the Closing Date, but in no event later than 120 days after the Closing Date, Buyer shall cause one or more defined contribution savings plans intended to qualify under sections 401(a) and 40l(k) of the Code (the "BUYER REPRESENTED SAVINGS PLAN") to provide, for two years after the Closing Date, an election to retain Lucent common stock or Avaya Inc. common stock held in the Lucent Stock Fund, Avaya Stock Fund or Employer Shares Fund within the Lucent Technologies Inc. Long Term Savings and Security Plan ("LTSSP"). Upon the receipt by Seller of written evidence of (i) the adoption of the Buyer Represented Savings Plan by Buyer, (ii) the creation of the trust thereunder, (iii) the submission by Buyer of the Buyer Represented Savings Plan to the Internal Revenue Service for a favorable determination letter, and (iv) an opinion of Buyer's counsel satisfactory to Seller, substantially as set forth in Exhibit H, to the effect that the terms of Buyer Represented Savings Plan meet the applicable requirements of sections 401(a) and
(k) of the Code, Seller shall direct the trustee of the LTSSP to transfer to the trust under the Buyer Represented Savings Plan liability for the account balance of each participant in the LTSSP who is a Represented Transferred Employee (the "TRANSFERRED SAVINGS PLAN PARTICIPANTS"), together with cash, cash equivalents or other mutually acceptable property, the value of which on such transfer date is equal to the liability. Upon completion of the transfer described herein, Seller and the LTSSP shall be relieved of all liabilities for the payment of the account balances of the Transferred Savings Plan Participants transferred to the Buyer Represented Savings Plan. Buyer and Seller shall cooperate in the filing of any IRS Forms 5310 required by the transfer of assets and liabilities described herein, and anything contained herein to the contrary notwithstanding, the transfer of assets and liabilities described herein shall not take place until the 31st day following the filing of all required Forms 5310.

      (f) Buyer agrees that effective as of the Closing Date, it will provide to all Represented Transferred Employees pension plans and post retirement medical, dental and life insurance plans in accordance with Section 5.4(m). Such pension plan shall, as of the Closing Date and through the Second Transfer Date (as defined in Section 5.4(g)), protect benefit rights and features as required by the regulations promulgated under Section 411(d)(6) of the Code provided under the Lucent Occupational Plan referred to in Section 5.4(g). Seller shall remain responsible for any benefits payable under a Benefit Plan with respect to claims incurred by Business Employees prior to the Closing Date except to the extent that the liability for such benefits has been transferred to and assumed by Buyer and



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the Buyer's plans in accordance with this Section 5.4. The medical and dental plans maintained by Buyer shall recognize as dependents of the Transferred Employees any Class 2 dependents recognized by Seller.

       (g) In connection with the performance of its obligations under Section 5.4(f), Buyer shall, on or prior to a date (the "FIRST TRANSFER DATE") to be mutually agreed by Buyer and Seller but in no event more than 30 days after the Closing Date, establish or amend a defined benefit pension plan ("BUYER'S PENSION PLAN"), with a trust thereunder (the "REPRESENTED TRUST"), for the purpose of holding the pension plan liabilities and assets attributable to Represented Transferred Employees as described herein. On the First Transfer Date, Seller will transfer or cause to be transferred from the trust under the Lucent Technologies Inc. Pension Plan (the "LUCENT OCCUPATIONAL PLAN") to the Represented Trust cash or, to the extent agreed by the parties, marketable securities in an amount equal to 90% of the estimated Pension Transfer Amount for the Represented Transferred Employees, which obligation and associated liability shall be assumed by the Buyer Pension Plan and Represented Trust, plus interest on the amounts transferred from the Closing Date through the First Transfer Date at a rate equal to 8% per annum. As of the date six months after the First Transfer Date or such later date as may be agreed to by the parties (the "SECOND TRANSFER DATE"), Seller shall transfer or cause to be transferred from the trust under the Lucent Occupational Plan to the Represented Trust cash or, to the extent agreed by the parties, marketable securities in an amount equal to remaining balance of the Pension Transfer Amount, plus interest on the amounts transferred from the Closing Date through the Second Transfer Date at a rate equal to 8% per annum. The amount to be transferred as of the Second Transfer Date shall be reduced by the aggregate amount of any pension benefit payments made by the Lucent Occupational Plan on behalf of the Buyer Pension Plan prior to the Second Transfer Date. In the event an amount to be transferred on the Second Transfer Date is a negative amount, then Buyer shall transfer or cause to be transferred from the Represented Trust back to the trust under the Lucent Occupational Plan such amount in cash. Subject to the completion of the foregoing asset transfers, as of the Closing Date, all of the obligations and associated liabilities of the Lucent Occupational Plan relating to the Represented Transferred Employees shall be assumed in full by the Represented Trust and the Buyer Pension Plan.

      (h) For purposes of this Section 5.4, "PENSION TRANSFER AMOUNT" shall mean the greater of (A) and (B), where (A) shall be the minimum required transfer amount determined in accordance with the terms of Seller's pension plans and the requirements of Section 414(1) of the Code, utilizing the "safe harbor" rates and assumptions set forth in the regulations promulgated under Section 4044 of ERISA as of the Closing Date, except that the termination and retirement rate assumptions utilized for purposes of this Section 5.4(h) shall be the assumptions used by Seller to determine the funding requirements for the 2000 plan year and that no expense load, including any loading charge determined under the Loading Assumptions set forth in Appendix C to Part 4044 of the PBGC Regulations, shall be charged, and (B) shall be the sum of (I) and (II) less
(III), where (I) is the accumulated benefit



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obligation under FAS 87 as of the Closing Date with respect to Represented
Transferred Employees, (II) is the accumulated postretirement benefit obligation for post-retirement medical and dental plans under FAS 106 as of the Closing Date with respect to Represented Transferred Employees, and (III) is the amount transferred under Section 5.4(i) with respect to the postretirement medical and dental plans for Represented Transferred Employees. For purposes of the preceding sentence, such accumulated benefit obligation and accumulated postretirement benefit obligation shall be determined on the basis of the plan provisions in effect on the Closing Date and the actuarial methods and assumptions (based on the terms and conditions of the United States collective bargaining agreement in effect as of September 30, 2000) utilized for purposes of Seller's financial disclosures under FAS 87 and 106 for such plans as of September 30, 2000. For purposes of Sections 5.4(g), (h), and (i), the term "Transferred Employee" shall include Business Employees as of the date hereof who terminate employment with the Seller or any Affiliate thereof between the date of this Agreement and the Closing Date and who are hired by Buyer or an Affiliate thereof within the first three months after the Closing Date.

      (i) Assets of Seller's VEBAs will be transferred to Buyer's VEBAs as described in this Section 5.4(i).

      This Section 5.4(i) shall govern the transfer of assets from the Lucent Postretirement Health VEBA for occupational employees to a corresponding Buyer Postretirement Health VEBA, which Buyer shall establish and submit to the IRS for a favorable ruling as to its tax-exempt status prior to the Second Transfer Date. On or prior to the Second Transfer Date, Seller shall determine the aggregate value, as of the Closing Date, of the accumulated postretirement benefit obligation of each Lucent plan funded by such Lucent Postretirement Health VEBA, with respect to all Represented Transferred Employees, and shall transfer or cause to be transferred cash or, to the extent agreed by the parties, marketable securities in an amount determined as set forth below. Such amount shall be equal to the fair market value as of the Closing Date of the assets of the plan funded by such Lucent VEBA multiplied by a fraction, the numerator of which shall be the accumulated postretirement health benefit obligation under FAS 106 for Represented Transferred Employees whose postretirement health benefit is funded by such VEBA, and the denominator of which shall be the accumulated postretirement health benefit obligation under FAS 106 for all participants and dependents whose postretirement health benefit is funded by such VEBA.

      This Section 5.4(i) shall govern the transfer of assets from the Lucent Postretirement Life VEBA to a corresponding Buyer Postretirement Life VEBA, which Buyer shall establish and submit to the IRS for a favorable ruling as to its tax-exempt status prior to the Second Transfer Date. On or prior to the Second Transfer Date, Seller shall determine the aggregate value, as of the Closing Date, of the accumulated postretirement benefit obligation of the Lucent plan funded by such Lucent Postretirement Life VEBA, with respect to all Represented Transferred Employees, and shall transfer or cause to be transferred cash in an amount determined as set forth below. Such amount shall be equal to the accumulated



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postretirement benefit obligation under FAS 106 for Represented Transferred
Employees whose postretirement life benefit is funded by such VEBA. Buyer and Seller shall adopt, and shall use their reasonable best efforts to cause their insurers to adopt, procedures to implement such asset transfers in a reasonable and expeditious manner that is consistent with the underlying group life insurance contracts and applicable legal requirements.

      For purposes of this Section 5.4(i), all determinations shall be made as of the Closing Date, based on the active and inactive census data as of the Closing Date. For purposes of determining the accumulated postretirement benefit obligation, the assumptions and methods used by Lucent in determining the disclosure of accumulated postretirement benefit obligation under FAS 106 as of September 30, 2000 shall be used. The amounts to be transferred as described above shall be adjusted by the aggregate amount of any payments made by a Lucent VEBA in respect of Represented Transferred Employees (and by the aggregate amount of any payments made by a Buyer VEBA on behalf of the Lucent VEBA) prior to such transfer, and increased by interest of 8% per annum on such amounts from the Closing Date through the date of such transfer. Nothing in this Agreement shall be interpreted to provide that any assets so transferred have reverted to Seller or Buyer.

      (j) Seller, on or prior to the Second Transfer Date, shall notify Buyer in writing of Seller's determination of the amounts of assets required to be transferred in accordance with the provisions of Sections 5.4(g), (h), and (i), shall provide Buyer with a copy of the actuarial reports relating to the determination of such amounts, together with such related materials as Buyer may reasonably request, and, in the case of the transfers of pension assets contemplated by Section 5.4(g) and (h), shall provide Buyer with a written determination by Seller's actuary that the amounts of assets proposed to be transferred are not less than the required amounts determined in accordance with this Agreement.

      (k) Buyer shall notify Seller in writing of Buyer's disagreement with any determination made by Seller pursuant to Section 5.4(j) as soon as practicable and in any event within 75 days after the date on which the information specified in Section 5.4(j) is provided to Buyer. If no such notice is given by Buyer prior to the expiration of the foregoing period, the determinations contained in Seller's notice to Buyer shall be conclusive and binding upon the parties. If Buyer gives written notice to Seller prior to the expiration of the foregoing period setting forth any objections to the determinations made by Seller, the parties shall attempt in good faith to reach an agreement as to all matters in dispute. Buyer shall not be entitled to object to the determinations of Seller based on any disagreement as to the rates or assumptions used by Seller so long as such rates and assumptions are those specified in this Section
5.4. The determinations of Seller's actuary under Sections 5.4(h), (i), and (j) shall be conclusive unless Buyer's actuary claims that the proper total of such amounts differs from Seller's determination by more than 1%. If the parties, notwithstanding such good faith effort, fail to resolve all matters in dispute within 30 days after Buyer advises Seller of its objections, and the amount in dispute is greater than 1% of the total amount determined by Seller's actuary under Sections 5.4(h), (i), and (j), then any remaining disputed



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matters shall be finally and conclusively determined by a qualified independent actuary selected by Seller and Buyer, which actuary shall not be the regular actuary of either party. Promptly, but in no event later than 30 days after its acceptance of its appointment, the actuary shall determine (based solely on presentations by Seller and Buyer and not by independent review) only those matters in dispute and shall render a written report as to the disputed matters and the resulting calculation of the pension or other assets required to be transferred by Seller in accordance with the provisions of Section 5.4(g) or
(i), which report shall be conclusive and binding upon the parties. The fees and expenses of the actuary shall be shared equally by the parties.

      (l) Seller hereby acknowledges that for FICA and FUTA tax purposes, Buyer qualifies as a successor employer with respect to the Transferred Employees. In connection with the foregoing, at Buyer's option, Seller agrees to follow the "Alternative Procedures" set forth in Section 5 of Revenue Procedure 96-60. Buyer shall notify Seller of its intention to follow the "Alternative Procedures" on or immediately after the Closing Date. If the "Alternative Procedures" are followed, Seller and Buyer understand that Buyer shall assume Seller's entire obligation to furnish a Form W-2, Wage and Tax Statement, to the Transferred Employees. In addition to all personnel files and records relating to the Transferred Employees that Seller shall deliver to Buyer as of the Closing Date or as otherwise required by this Agreement, Seller shall timely provide Buyer with any and all other information (and in such format and media) as it shall reasonably request to properly comply with the requirements in the preceding sentence, which in no event shall be more than 10 business days from the date of a written request for such information.

      (m) Buyer or one or more Buyer Designee that purchases the assets of the Business shall, on and as of the Closing Date, assume any and all collective bargaining agreements and other labor agreements, as identified in SCHEDULE 5.4(m), applicable to the Transferred Employees who are represented by the Communications Workers of America or the Confederacion de Trabajadores de Mexico (other than provisions of such agreements that are specific to Seller or its predecessors or Affiliates).

      (n) Seller shall make and be responsible for incentive compensation payments to Nonrepresented Transferred Employees for the period from October 1, 2000 to the Closing Date in accordance with its short-term incentive plan in effect for such period.

      5.5   COLLATERAL AGREEMENTS; LEASED EQUIPMENT

      (a) (i) On or prior to the Closing Date, Buyer or a Buyer Designee shall execute and deliver to Seller, and Seller or the applicable Subsidiary shall execute and deliver to Buyer or a Buyer Designee the Collateral Agreements.

            (ii) Prior to the Closing Date, Seller and Buyer shall negotiate in good faith the schedules for the services to be attached to the Transition Services Agreement.


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      (b) At least ten Business Days prior to the Closing Date, Seller shall provide Buyer with the costs and other terms applicable to the Leased Equipment and Buyer shall decide whether such Leased Equipment will (a) transfer to Buyer or a Buyer Designee as of the Closing Date by Buyer or a Buyer Designee assuming the leases for such equipment, (b) become the property of Buyer or a Buyer Designee as of the Closing Date by Buyer or a Buyer Designee paying for the costs of purchasing such equipment pursuant to the leases (the "PURCHASED LEASED EQUIPMENT"), or (c) remain the property of the Seller or a Subsidiary as of the Closing Date (the "EXCLUDED LEASED EQUIPMENT").

      5.6   REGULATORY COMPLIANCE

      Buyer and Seller shall cooperate, and shall cause their respective Affiliates to cooperate, with the other in making filings under the HSR Act and any applicable filings required under foreign antitrust Laws, and each party shall use its reasonable commercial efforts to resolve such objections, if any, as the Antitrust Division of the Department of Justice or the Federal Trade Commission or state antitrust enforcement or other Governmental Body may assert under the antitrust Laws with respect to the transactions contemplated hereby. In the event an action is instituted by any Person challenging the transactions contemplated hereby as violative of the antitrust Laws, Buyer and Seller shall use, and shall cause their respective Subsidiaries to use, their respective reasonable commercial efforts to resist or resolve such action.

      5.7   CONTACTS WITH SUPPLIERS, EMPLOYEES AND CUSTOMERS

      Seller and Buyer agree to cooperate in contacting any suppliers to, or customers of, the Business or any Business Employees in connection with or pertaining to any subject of this Agreement.

      5.8   USE OF LUCENT'S NAME; BRAZILIAN JV COMPANY NAME

      (a)   Buyer and Seller agree as follows:

            (i) Within three (3) months after the Closing Date, Buyer and the Buyer Designees shall, remove "Lucent," "Lucent Technologies" or other similar mark (the "SELLER NAME") and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates that is not part of the Intellectual Property from all buildings, signs and vehicles of the Business;

            (ii) Immediately after the Closing Date, Buyer and the Buyer Designees shall cease using the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates that is not part of the Intellectual Property in all invoices, letterhead, advertising and promotional materials, office forms or business cards;


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            (iii) Within three (3) months after the Closing Date, Buyer and the
Buyer Designees shall cease using the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates that is not part of the Intellectual Property in electronic databases, web sites, product instructions, packaging (except as provided below) and other materials, printed or otherwise (all such materials, together with buildings, signs and vehicles of the Business described in clauses (i) and (ii) above, "MARKED ASSETS"). Notwithstanding the foregoing, Buyer and the Buyer Designees shall not be restricted in using any packaging materials that are in inventory as of the Closing Date;

            (iv) Buyer and the Buyer Designees shall not be required at any time to remove the Seller Name and any other trademark, design or logo previously or currently used by Seller that is not part of the Intellectual Property from inventory of the Business that is in existence as of the Closing Date ("EXISTING INVENTORY"), nor shall Buyer or the Buyer Designees be required at any time to remove such Seller Name and any such other trademark, design or logo from schematics, plans, manuals, drawings, machinery, tooling including hand tools, and the like of the Business in existence as of the Closing Date to the extent that such instrumentalities are used in the ordinary internal conduct of the Business and are not generally observed by the public or are intended for use as means to effectuate or enhance sales (such items, "MARKED INSTRUMENTALITIES"). Buyer and the Buyer Designees shall use Reasonable Efforts to remove the Seller Name and any other trademark, design or logo previously or currently used by Seller that is not part of the Intellectual Property from those assets of the Business that are not Marked Instrumentalities or Existing Inventory, including those assets (such as, but not limited to, tools, molds, and machines) used in association with the manufacture of the products of the Business or otherwise reasonably used in the conduct of the Business after the Closing Date (such assets, "OTHER MARKED ASSETS"). For the purposes of this Section 5.8, "REASONABLE EFFORTS" means Buyer and the Buyer Designees shall remove the Seller Name from such Other Marked Assets but only at such time when such asset is not operated or otherwise is taken out of service in the normal course of business due to regular maintenance or repair (but only for such repairs or maintenance where such removal could normally be undertaken, for example, repair or maintenance of a mold cavity) whichever occurs first; PROVIDED that, in no event shall Buyer or the Buyer Designees use the Seller Name after the date which is two (2) years from the Closing Date. Neither Buyer nor the Buyer Designees shall be required to perform such removal on such Other Marked Assets that are not or no longer used to manufacture the products of the Business or other parts, or if discontinuance of use of such Other Marked Assets is reasonably anticipated during such time period.

            (iv) Seller hereby grants to Buyer and the Buyer Designees a limited right to use Seller's Name and associated trademarks, designs and logos with regard to the Marked Assets, Existing Inventory, Other Marked Assets and Marked Instrumentalities during the periods, if any, specified in clauses (i) - (iv) above.


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      (b) In no event shall Buyer or any Affiliate of Buyer advertise or hold itself out as Lucent or an Affiliate of Lucent after the Closing Date.

      (c) As soon as reasonably practicable after the Closing Date, but in no event later than three (3) months following the Closing Date, Buyer shall change the name of the Brazilian JV Company to delete any references to "Lucent".

      5.9   NO HIRE AND NON-SOLICITATION OF EMPLOYEES

      None of Seller, any of its respective representatives or any of its Affiliates will at any time prior to one year from the date hereof, directly or indirectly, hire (or continue the employment of any Business Employee that rejects an offer of employment from Buyer) or solicit the employment of any Transferred Employee without Buyer's prior written consent. The term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on persons employed by Buyer or any successor. This restriction shall not apply to any Transferred Employee whose employment with the Buyer or its successor is involuntarily terminated by Buyer or its successor after the Closing. Solicitation of employment shall be deemed to occur if the persons who perform such solicitation have knowledge of the existence of this Agreement or if such persons have no knowledge of the existence of this Agreement but Seller's employees with knowledge of the existence of this Agreement have advance knowledge of any such solicitation.

      5.10  NO NEGOTIATION OR SOLICITATION

      Prior to the Closing Date, Seller and its Affiliates will not (and Seller will cause each of its employees, officers and agents not to) (a) solicit, initiate, entertain or encourage the submission of any proposal or offer from any Person relating to the direct or indirect acquisition of the Business or any portion of the Purchased Assets (other than in the ordinary course of business), or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will notify Buyer if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing within two Business Days after receipt of any such offer or proposal.

      5.11  NON-COMPETITION

      (a) Seller agrees that, as part of the consideration for the payment of the Purchase Price, for a period of four (4) years immediately following the Closing Date, neither Seller nor any of its Affiliates will, directly or indirectly, operate, perform or have any ownership interest in a business that develops, manufactures, sells, installs (on a stand-alone basis and not as part of Seller's communications equipment) or distributes (on a stand-alone basis and not as part of Seller's communications equipment) products or perform services in



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competition with the Business, except that Lucent or its Affiliates may (i)
provide any service, engineering and installation functions currently performed by Seller or an Affiliate related to the Business, (ii) purchase or otherwise acquire by merger, purchase of assets, stock, controlling interest or otherwise any Person or business or engage in any similar merger and acquisition activity with any Person the primary business of which is not in competition with the Business and/or (iii) continue the activities of the New Ventures Group and Lucent Venture Partners or successors thereto. In addition, for these purposes, ownership of securities of a company whose securities are publicly traded under a recognized securities exchange not in excess of 10% of any class of such securities shall not be considered to be competition with the Business. For purposes of Section 5.11(b)(ii) above, a Person shall not be considered to be in the "primary business" of competing with the Business if such Person derives less than twenty-five percent (25%) of its revenues from products that compete with the Business.

      (b) Seller acknowledges that the restrictions set forth in Section 5.11(a) constitute a material inducement to Buyer's entering into and performing this Agreement. Seller further acknowledges, stipulates and agrees that a breach of such obligation could result in irreparable harm and continuing damage to Buyer for which there may be no adequate remedy at law and further agrees that in the event of any breach of said obligation, Buyer may be entitled to injunctive relief and to such other relief as is proper under the circumstances.

6.    CONFIDENTIAL NATURE OF INFORMATION

      6.1   CONFIDENTIALITY AGREEMENT

      Buyer agrees that the Confidentiality Agreement shall apply to (a) all documents, materials and other information that it shall have obtained regarding Seller or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (b) all analyses, reports, compilations, evaluations and other materials prepared by Buyer or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; PROVIDED, HOWEVER, that subject to Section 6.2(a), the Confidentiality Agreement shall terminate as of the Closing with respect to Buyer's obligations thereunder and shall be of no further force and effect thereafter with respect to information of Seller or a Subsidiary the ownership of which is transferred to Buyer.

      6.2   SELLER'S PROPRIETARY INFORMATION

      (a) Except as provided in Section 6.2(b), after the Closing and for a period of five (5) years following the Closing Date, Buyer agrees that it will keep confidential all of Seller's



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and its Affiliates' Proprietary Information that is received from, or made available by, Seller or a Subsidiary in the course of the transactions contemplated hereby, including, for purposes of this Section 6.2, information about Seller's and its Affiliates' business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information, except for such Proprietary Information as is conveyed to Buyer as part of the Purchased Assets.

      (b) Notwithstanding the foregoing, such Proprietary Information shall not be deemed confidential and Buyer shall have no obligation with respect to any such Proprietary Information that:

            (i) at the time of disclosure was already known to Buyer other than through this transaction, free of restriction as evidenced by documentation in Buyer's possession;

            (ii) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Buyer;

            (iii) is received by Buyer from a Third Party without similar restriction and without breach of any agreement;

            (iv)  to the extent it is independently developed by Buyer; or

            (v) is, subject to Section 6.2(c), required to be disclosed under applicable Law or judicial process.

      (c) If Buyer (or any of its Affiliates) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information, Buyer will promptly notify Seller of such request or requirement and will cooperate with Seller such that Seller may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer (or any of its Affiliates) is in the opinion of Buyer's counsel compelled to disclose the Proprietary Information or else stand liable for contempt or suffer other censure or significant penalty, Buyer (or its Affiliate) may disclose only so much of the Proprietary Information to the party compelling disclosure as is required by Law. Buyer will exercise its (and will cause its Affiliates to exercise their) reasonable commercial efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.


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      6.3   BUYER'S PROPRIETARY INFORMATION

      (a) Except as provided in Section 6.3(b), after the Closing Date and for a period of five (5) years thereafter, Seller agrees that it will keep confidential all of Buyer's and its Affiliates' Proprietary Information that is conveyed to Buyer or a Buyer Designee as part of the Purchased Assets, including, for purposes of this Section 6.3, information about the Business' business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information.

      (b) Notwithstanding the foregoing, such Proprietary Information regarding the Business shall not be deemed confidential and Seller shall have no obligation with respect to any such Proprietary Information that:

            (i) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Seller;

            (ii) is received by Buyer from a Third Party without similar restriction and without breach of any agreement; or

            (iii) is, subject to Section 6.3(c), required to be disclosed under applicable Law or judicial process.

      (c) If Seller (or any of its Affiliates) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information regarding the Business, Seller will promptly notify Buyer of such request or requirement and will cooperate with Buyer such that Buyer may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller (or any of its Affiliates) is in the opinion of Seller's counsel compelled to disclose the Proprietary Information or else stand liable for contempt or suffer other censure or significant penalty, Seller (or its Affiliate) may disclose only so much of the Proprietary Information to the party compelling disclosure as is required by Law. Seller will exercise its (and will cause its Affiliates to exercise their) reasonable commercial efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.


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      6.4   CONFIDENTIAL NATURE OF AGREEMENT

      Except to the extent that disclosure thereof is required under accounting, stock exchange or Federal Securities Laws disclosure obligations, or labor relations law, both parties agree that the terms and conditions of this Agreement, and all attachments and amendments hereto and thereto shall be considered Proprietary Information protected under this Article 6. Notwithstanding anything in this Article 6 to the contrary, in the event that any such Proprietary Information is also subject to a limitation on disclosure or use contained in another written agreement between Buyer and Seller or either of their respective Affiliates that is more restrictive than the limitation contained in this Article 6, then the limitation in such agreement shall supersede this Article 6.

7.    CLOSING

      At the Closing, the following transactions shall take place:

      7.1   DELIVERIES BY SELLER OR THE SUBSIDIARIES

      On the Closing Date, Seller shall, or shall cause a Subsidiary to, deliver to Buyer or a Buyer Designee the following:

      (a)   the Collateral Agreements;

      (b) all consents, waivers or approvals theretofore obtained by Seller with respect to the sale of the Purchased Assets or the consummation of the transactions contemplated by this Agreement or the Collateral Agreements;

      (c) an opinion or opinions of Counsel for Seller dated the Closing Date with respect to the matters described in Sections 3.1, 3.2, 3.3 and 3.4 (other than subparagraph (a)(ii)) in a form and subject to such exceptions as are customary for transactions similar to those contemplated hereby, which form shall be reasonably acceptable to Buyer;

      (d) a certificate of an appropriate officer of Seller, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 8.2(a) and (b) and a certificate of an Assistant Secretary's of Seller, dated the Closing Date, in customary form; and

      (e) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer or a Buyer Designee may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer or a Buyer Designee and to put Buyer in actual possession or control of the Purchased Assets.


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      7.2   DELIVERIES BY BUYER

      On the Closing Date, Buyer or a Buyer Designee shall deliver to Seller the following:

      (a)   the Purchase Price as provided in Section 2.3;

      (b)   the Collateral Agreements;

      (c) an opinion or opinions of Counsel for Buyer dated the Closing Date with respect to the matters described in Sections 4.1, 4.2 and 4.3 (other than subparagraph (a)(ii)) in a form and subject to such exceptions as are customary for transactions similar to those contemplated hereby, which form shall be reasonably acceptable to Seller;

      (d) a certificate of an appropriate officer of Buyer, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 8.3(a) and (b), and a certificate of an appropriate officer of Buyer, dated the Closing Date, in customary form of a secretary's certificate; and

      (e) all such other documents and instruments as Seller may reasonably request or as may be otherwise necessary or desirable to evidence and effect the assumption by Buyer or a Buyer Designee of the Assumed Liabilities.

      7.3   CLOSING DATE

      The Closing shall take place at the offices of Seller, 600 Mountain Avenue, Murray Hill, New Jersey 07974, at 10:00 a.m. local time within five (5) Business Days following the date on which the last of the conditions specified in Article 8 to be satisfied or waived has been satisfied or waived, or at such other place or time or on such other date as Seller and Buyer may agree upon in writing (such date and time being referred to herein as the "CLOSING DATE").

      7.4   CONTEMPORANEOUS EFFECTIVENESS

      All acts and deliveries prescribed by this Article 7, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.


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8.    CONDITIONS PRECEDENT TO CLOSING

      8.1   GENERAL CONDITIONS

      The respective obligations of Buyer and Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

      (a) NO INJUNCTIONS. No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or the Collateral Agreements.

      (b) ANTITRUST LAWS. Any applicable waiting period under the HSR Act or other applicable antitrust Laws relating to the transactions contemplated by this Agreement or the Collateral Agreements shall have expired or been terminated.

      8.2   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

      The obligations of Buyer to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
Buyer:

      (a) REPRESENTATIONS AND WARRANTIES OF SELLER TRUE AT CLOSING. The representations and warranties of Seller contained in this Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true in all material respects as of the specified date.

      (b) PERFORMANCE BY SELLER. Seller and/or the applicable Subsidiary shall have delivered all of the documents required under Section 7.1 and shall have otherwise performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements.

      (c) MATERIAL ADVERSE EFFECT. There shall not have been any Material Adverse Effect from the date hereof to the Closing Date.


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      8.3   CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

      The obligations of Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
Seller:

      (a) REPRESENTATIONS AND WARRANTIES OF BUYER TRUE AT CLOSING. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true in all material respects as of the specified date.

      (b) PERFORMANCE BY BUYER. Buyer or a Buyer Designee shall have delivered all of the documents required under Section 7.1 and shall have otherwise performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements.

9.    STATUS OF AGREEMENTS

      The rights and obligations of Buyer and Seller under this Agreement shall be subject to the following terms and conditions:

      9.1   EFFECT OF BREACH

      In the event of a material breach of any representation, certification or warranty, or agreement or covenant of Seller under this Agreement that is discovered by the Buyer prior to Closing and that cannot be or is not cured by Seller upon prior notice and the passage of a reasonable period of time, the Buyer may elect not to proceed with the Closing hereunder, which shall be the Buyer's sole remedy for such breach.

      9.2   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      The representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing for eighteen (18) months provided, however, that (i) the representations and warranties in Sections 3.5(a) and 3.13(a) relating to title matters shall survive the Closing and shall not terminate and
(ii) the representations and warranties in Section 3.11 relating to environmental matters shall survive the Closing and shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the environmental liabilities in question. Neither Seller nor Buyer



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shall have any liability whatsoever with respect to any such representations or warranties after the survival period for such representation or warranty expires.

      9.3   GENERAL AGREEMENT TO INDEMNIFY

      (a) Seller and Buyer shall indemnify, defend and hold harmless the other party hereto and any director, officer or Affiliate of the other party (each an "INDEMNIFIED PARTY") from and against any and all claims, actions, suits, proceedings, liabilities, obligations, losses, and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorney's fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "LOSSES") incurred or suffered by any Indemnified Party to the extent that the Losses arise by reason of, or result from (i) the failure of any representation or warranty of such party contained in this Agreement to have been true in all material respects when made and as of the Closing Date except as expressly provided otherwise in
Section 8.2(a) or 8.3(a), or (ii) the breach by such party of any covenant or agreement of such party contained in this Agreement to the extent not waived by the other party.

      (b) Seller further agrees to indemnify and hold harmless Buyer from and against any Losses incurred by Buyer arising out of, resulting from, or relating to: (i) the Excluded Liabilities; (ii) Buyer's waiver of any applicable Bulk Sales Laws; (iii) any claim, demand or liability for the Taxes accruing in connection with the Purchased Assets prior to and including the Closing Date or Seller's agreement to pay one-half (1/2) of the real estate transfer taxes referred to in Section 2.9; and (iv) any claims of any Business Employee employed by Buyer in connection with any Benefit Plan of Seller or such Business Employee's employment with Seller accruing prior to and including the Closing Date.

      (c) Buyer further agrees to indemnify and hold harmless Seller with respect to: (i) any failure of Buyer to discharge any of the Assumed Liabilities; (ii) any claim, demand or liability for the Taxes referred to in
Section 2.9 other than one-half (1/2) of the real estate transfer taxes allocated to Seller; and (iii) any medical, health or disability claims of any Transferred Employee, except for claims for expenses incurred on or before the close of business on the Closing Date in accordance with the terms of the applicable Benefit Plan of Seller.

      (d) Amounts payable in respect of the parties' indemnification obligations shall be treated as an adjustment to the Purchase Price. Buyer and Seller agree to cooperate in the preparation of a supplemental Asset Acquisition Statement as required by Section 5.3 and Treasury Reg. ss. 1.1060-1T(e) as a result of any adjustment to the Purchase Price pursuant to the preceding sentence. Whether or not the Indemnifying Party (as defined below) chooses to defend or prosecute any Third-Party Claim (as defined in Section 9.4(a)), both parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings,



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trials and appeals, as may be reasonably requested in connection therewith or as provided in Section 5.1.

      (e) The amount of the Indemnifying Party's liability under this Agreement shall be determined taking into account any applicable insurance proceeds actually received by, and other savings, including tax savings, that actually reduce the overall impact of the Losses upon, the Indemnified Party. The indemnification obligations of each party hereto under this Article 9 shall inure to the benefit of the directors, officers and Affiliates of the other party hereto on the same terms as are applicable to such other party.

      (f) The Indemnifying Party's liability for all claims including those made under Section 9.3(a)(i) shall be subject to the following limitations: (i) the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Losses incurred shall exceed $7,000,000, in which case the Indemnifying Party shall be liable only for the portion of the Losses exceeding $7,000,000, and (ii) the Indemnifying Party's aggregate liability for all such claims shall not exceed $300,000,000, provided, however, that the forgoing limitations shall not be applicable to any claims under Sections 3.5(a) or 3.13(a) nor to Losses based on fraud or intentional misrepresentation. The Indemnified Party may not make a claim for indemnification under Section 9.3(a)(i) for breach by the Indemnifying Party of a particular representation or warranty after the expiration of the survival period specified in Section 9.2.

      (g) The indemnification provided in this Article 9 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the terms, conditions, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated by this Agreement; PROVIDED, HOWEVER, this exclusive remedy for damages does not preclude a party from bringing an action for (i) specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any Collateral Agreement, or (ii) based on fraud or intentional misrepresentation.

      (h) Notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to the other party for indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) arising out of this Agreement, PROVIDED, HOWEVER, the foregoing shall not be construed to preclude recovery by the Indemnified Party in respect of Losses directly incurred from (i) Third Party Claims or (ii) any claim based on fraud or intentional misrepresentation. Both parties shall mitigate their damages.

      (i) The rights to indemnification under Section 9.3 shall not be subject to set-off for any claim by the Indemnifying Party against any Indemnified Party, whether or not arising from the same event giving rise to such Indemnified Party's claim for indemnification.


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      9.4   GENERAL PROCEDURES FOR INDEMNIFICATION

      (a) The Indemnified Party seeking indemnification under this Agreement shall promptly notify the party against whom indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any action, suit or proceeding by any Third Party, in respect of which indemnity may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless and to the extent that the Indemnifying Party has suffered material prejudice by such failure). The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a Third Party in respect of which indemnity may be sought hereunder (a "THIRD-PARTY CLAIM"), to assume the defense and control the settlement of such Third-Party Claim that (i) involves (and continues to involve) solely money damages, or (ii) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the Third Party and the claims for equitable relief are incidental to the claims for money damages.

      (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending, as provided in this Agreement.

      (c) The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed) unless such settlement or judgment relates solely to monetary damages. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that (i) commits the Indemnified Party to take, or to forbear to take, any action, or (ii) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which Indemnifying Party has not assumed the defense pursuant to this Section 9.4 with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

      (d) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the



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                        LUCENT TECHNOLOGIES PROPRIETARY
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Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, and subject to the limitations set forth in Section 9.3, the Indemnified Party and the Indemnifying Party shall establish the merits and amount of such claim by mutual agreement, or, if necessary, by arbitration in a manner reasonably determined by mutual agreement of such parties.

10.   MISCELLANEOUS PROVISIONS

      10.1  NOTICES

      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express carrier, fee prepaid, (iii) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

      (a) If to Seller, to:   Lucent Technologies Inc.
                              Attn: Executive Vice President,
                                    Corporate Operations
                              600 Mountain Avenue
                              Murray Hill, NJ 07974-0636
                              United States of America
                              Facsimile: (908) 582-3560

      With a copy to:         Lucent Technologies Inc.
                              Attn:  Vice President - Law
                              600 Mountain Avenue
                              Murray Hill, NJ 07974-0636
                              United States of America
                              Facsimile:  (908) 582-6978

      (b) If to Buyer, to:    Tyco Group S.a.r.l.
                              6, Avenue Emile Reuter
                              Second Floor
                              L-2420 Luxembourg
                              Attn: Managing Director
                              Facsimile: 352-021-181-281

      With a copy to:         Tyco International (US) Inc.
                              One Tyco Park
                              Exeter, New Hampshire 03833
                              Attn: General Counsel



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                              Facsimile: (603) 778-7700

      10.2  EXPENSES

      Except as otherwise provided in this Agreement, each party to this Agreement will bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

      10.3  ENTIRE AGREEMENT; MODIFICATION

      The agreement of the parties, which is comprised of this Agreement, the Schedules and Exhibits hereto and the documents referred to herein and such other written agreements between the parties dated the date hereof, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement. With respect to the Purchased Assets, the Business, or any other rights or obligations to be transferred hereunder or pursuant hereto, no party has been induced by or has relied upon any representations, warranties, or statements, whether express or implied, made by any other party, its agents, employees, attorneys or other representatives or by any Person representing or purporting to represent the other party that are not expressly set forth in this Agreement or the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby, and in accordance with Section 11.4.

      10.4  ASSIGNMENT; BINDING EFFECT; SEVERABILITY

      This Agreement may not be assigned by any party hereto without the other party's written consent; provided that, Buyer may transfer or assign in whole or in part to one or more Buyer Designee its the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

      10.5  GOVERNING LAW


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      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

      10.6  EXECUTION IN COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.7  PUBLIC ANNOUNCEMENT

      Upon signing of this Agreement, Seller and Buyer shall prepare a mutually agreeable release announcing the transaction contemplated hereby. Except for such press release, neither Seller nor Buyer shall, without the approval of the other, make any press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law, in which case the other party shall be advised and the parties shall use their reasonable commercial efforts to cause a mutually agreeable release or announcement to be issued; PROVIDED, HOWEVER, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting, stock exchange or Federal Securities Law disclosure obligations.

      10.8  NO THIRD-PARTY BENEFICIARIES

      Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including Third-Party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or
(b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any Business Employee, or any other individual, any right or entitlement under any Benefit Plan, policy or procedure maintained by Seller, except as expressly provided in such Benefit Plan, policy or procedure. No Third Party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No Third Party shall have any right, independent of any right that exist irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.


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                        LUCENT TECHNOLOGIES PROPRIETARY
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11.   TERMINATION AND WAIVER

      11.1  TERMINATION

      This Agreement may be terminated at any time prior to the Closing Date by:

      (a)   MUTUAL CONSENT.  The mutual written consent of Buyer and Seller;

      (b) COURT OR ADMINISTRATIVE ORDER. Buyer or Seller if there shall be in effect a non-appealable order of a court or government administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby.

      (c) DELAY. Buyer or Seller if the Closing shall not have occurred by January 31, 2001, provided that the terminating party is not otherwise in material default or breach of this Agreement.

      11.2  EFFECT OF TERMINATION

      In the event of the termination of this Agreement in accordance with
Section 11.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the obligations of the parties hereto as provided in Article 6, Sections 10.2 and 10.7 and this Section 11.2.

      11.3  WAIVER OF AGREEMENT

      Any term or condition hereof may be waived at any time prior to the Closing Date by the party hereto which is entitled to the benefits thereof by action taken by its Board of Directors or its duly authorized officer or employee, whether before or after the action of such party; PROVIDED, HOWEVER, that such action shall be evidenced by a written instrument duly executed on behalf of such party by its duly authorized officer or employee. The failure of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

      11.4  AMENDMENT OF AGREEMENT

      This Agreement may be amended with respect to any provision contained herein at any time prior to the Closing Date by action of the parties hereto taken by their Boards of Directors or by their duly authorized officers or employees, whether before or after such party's action; PROVIDED, HOWEVER, that such amendment shall be evidenced by a written instrument duly executed on behalf of each party by its duly authorized officer or employee.


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      11.5  DISPUTES; WAIVER OF JURY TRIAL

(a) Prior to initiating any litigation with respect to this Agreement, the parties shall first in good faith consult among appropriate officers of Buyer and Seller, which shall begin promptly after one party has delivered to the other a written request for consultation. At any time thereafter, either party may request in writing that the dispute be referred to appropriate Senior Executives of Buyer and Seller. Within ten (10) Business Days after such request, the Senior Executives (and not their designees) shall meet and attempt in good faith to resolve the dispute.

      (b) The parties hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any Collateral Agreement and for any counterclaim therein.


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                        LUCENT TECHNOLOGIES PROPRIETARY
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         IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

                                    LUCENT TECHNOLOGIES INC.



                                    By:
                                       ---------------------------
                                    Name:   William Viqueira
                                    Title:  Senior Vice President,
                                            Business Development

                                    TYCO GROUP S.A.R.L.



                                    By:
                                       ---------------------------
                                    Name:   Richard  W. Brann
                                    Title:  General Manager




                        LUCENT TECHNOLOGIES PROPRIETARY
                      USE PURSUANT TO COMPANY INSTRUCTIONS

EXHIBIT A   Form of Assignment and Bill of Sale
---------


                           ASSIGNMENT AND BILL OF SALE

      FOR GOOD AND SUFFICIENT CONSIDERATION, the receipt of which is hereby acknowledged, LUCENT TECHNOLOGIES INC., a Delaware corporation ("SELLER"), by these presents GRANTS, BARGAINS, SELLS, TRANSFERS, ASSIGNS, CONVEYS AND DELIVERS to ____________________________, a _______________ corporation ("BUYER"), all right, title and interest in and to all of the Purchased Assets, as that term is defined in the Agreement for the Purchase and Sale of Assets by and between Seller and Buyer, dated as of _________ ___, 2000 (the "AGREEMENT") but excluding the Excluded Assets, in accordance with, and subject to, the terms and conditions of the Agreement, which are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings provided in the Agreement.

      Seller, for itself, its Affiliates, and its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Buyer, Seller will do, or cause its Affiliates to, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Buyer or as required pursuant to the Agreement in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the Purchased Assets sold, assigned, conveyed, transferred and delivered by this Assignment and Bill of Sale.

      This Assignment and Bill of Sale is subject to the terms and conditions of the Agreement, which are incorporated herein by reference, and shall be binding upon Seller and Buyer, and their respective successors and assigns.

      THIS ASSIGNMENT AND BILL OF SALE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

Date: __________ __, 2000                 LUCENT TECHNOLOGIES INC.



                                    By:
                                       ---------------------------
                                    Name:
                                    Title:



                        LUCENT TECHNOLOGIES PROPRIETARY
                      USE PURSUANT TO COMPANY INSTRUCTIONS

EXHIBIT B   Form of Assumption Agreement
---------

                              ASSUMPTION AGREEMENT

      Pursuant to that certain Agreement for the Purchase and Sale of Assets, dated as of _______ __, 2000 (the "AGREEMENT"), by and between LUCENT TECHNOLOGIES INC., a Delaware corporation ("SELLER"), and ___________________________, a ___________ corporation ("BUYER"), FOR GOOD AND
SUFFICIENT CONSIDERATION, the receipt of which is hereby acknowledged, Buyer hereby ACCEPTS, ASSUMES AND AGREES TO PAY, PERFORM OR OTHERWISE DISCHARGE the Assumed Liabilities, but excluding the Excluded Liabilities, in accordance with, and subject to, the terms and conditions of the Agreement, which are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings provided in the Agreement.

      This Assumption Agreement is subject to the terms and conditions of the Agreement, which are incorporated herein by reference, and shall be binding upon Seller and Buyer, and their respective successors and assigns.

      THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

Date: __________ __, 2000                 [BUYER]



                                          By:
                                              --------------------------
                                          Name:
                                          Title:







                        LUCENT TECHNOLOGIES PROPRIETARY
                      USE PURSUANT TO COMPANY INSTRUCTIONS
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EXHIBIT C   Form of Lease Assignment
---------










                        LUCENT TECHNOLOGIES PROPRIETARY
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EXHIBIT D   Form of Sublease
---------










                        LUCENT TECHNOLOGIES PROPRIETARY
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

EXHIBIT E   Form of Supply Agreement
---------










                        LUCENT TECHNOLOGIES PROPRIETARY
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EXHIBIT F   Form of Intellectual Property Agreement
---------











                        LUCENT TECHNOLOGIES PROPRIETARY
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

EXHIBIT G   Form of Transition Services Agreement
---------










                        LUCENT TECHNOLOGIES PROPRIETARY
                      USE PURSUANT TO COMPANY INSTRUCTIONS

EXHIBIT H   Form of Opinion - Buyer's Savings Plan
---------












                        LUCENT TECHNOLOGIES PROPRIETARY
                      USE PURSUANT TO COMPANY INSTRUCTIONS